UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2/A
(Amendment No. 1)
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 SOUND TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)
Nevada	7990	47-0930829
State or jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
4425 Cecile, Pierrefonds, QC, Canada H9K 1N1 (514) 865-9978
(Address and telephone number of registrant's principal executive offices)
Incorp Services 6075 South Eastern Avenue, Suite 1, Las Vegas, Nevada 89119-3146 Telephone: (800) 246-2677

(Name, address and telephone number of agent for service)

Copy of communications to:

William L. Macdonald, Esq.
Clark, Wilson
Suite 800 - 885 West Georgia Street
Vancouver, British Columbia, Canada V6C 3H1
Telephone: 604-687-5700

Approximate date of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933.    [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  [ ]

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price (US$)	Amount of registration fee(2)
Common Stock to be offered for resale by selling stockholders	2,990,000	$0.15(2)	$448,500	$56.82
Total Registration Fee				$56.82

(1) An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(2) Estimated in accordance with Rule 457(c) solely for the purpose of computing the amount of the registration fee based on a bona fide estimate of the maximum offering price.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS

Subject to Completion
June _____, 2004

SOUND TECHNOLOGY, INC.
A NEVADA CORPORATION

2,990,000 SHARES OF COMMON STOCK OF SOUND TECHNOLOGY, INC.
_________________________________

This prospectus relates to 2,990,000 shares of common stock of Sound Technology, Inc., a Nevada corporation, which may be resold by selling stockholders named in this prospectus. The selling stockholders will sell their shares of our common stock at a price of $0.15 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market.

Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully consider the various Risk Factors described beginning on page 7 before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is June _____, 2004.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

TABLE OF CONTENTS
PAGE NUMBER
PROSPECTUS SUMMARY	6
RISK FACTORS	7
RISKS RELATED TO OUR BUSINESS	7
We have had minimal revenues from operations and if we are not able to generate material revenues we may be forced to scale back or cease operations or our business operations may fail.	7
We have only commenced our business operations in December, 2003 and we have a limited operating history. If we cannot successfully manage the risks associated with the expansion of our web based audio parts sales business, we may not achieve profitable operations and ultimately our business may fail.	8

The fact that we are in the early development of our company and that we have only generated limited revenues since our incorporation raises substantial doubt about our ability to continue as a going concern, as indicated in our independent auditors' report in connection with our audited financial statements.

We will need to raise additional funds in the near future. If we are not able to obtain future financing when required, we might be forced to scale back or cease operations or discontinue our business.

8
All of our assets and all of our directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.	9
If we are unable to protect our Internet domain name, our efforts to increase public recognition of our brand may be impaired	9
The establishment and maintenance of brand identity of our website and software is critical to our future success. If we are unable to provide competitive products or otherwise fail to promote and maintain our brand and those that we represents, we may never attract sufficient customers to achieve a profitable level of operations.	10
If our operations are disrupted by technological or other problems, we may not be able to generate any revenue from the sale of our products. 	10
We are currently dependent upon one supplier, Danish Audio Connect, for supply of a substantial portion of our audio component products. 	11
Our directors and officers are engaged in other business activities and accordingly may not devote sufficient time to our business affairs, which may affect our ability to conduct operations and generate revenues.	11
Because our officers, directors and principal shareholders control a majority of our common stock, investors will have little or no control over our management or other matters requiring shareholder approval.	11
RISKS ASSOCIATED WITH OUR COMMON STOCK	11
There is no active trading market for our common stock and if a market for our common stock does not develop, our investors will be unable to sell their shares	11

Sales of a substantial number of shares of our common stock into the public market by the selling stockholders may result in significant downward pressure on the price of our common stock and could affect the ability of our stockholders to realize any current trading price of our common stock.	12
Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations and the NADSD's sales practice requirements,  which may limit a stockholder's ability to buy and sell our stock.	12

FORWARD-LOOKING STATEMENTS	13
5
SECURITIES AND EXCHANGE COMMISSION'S PUBLIC REFERENCE	13
THE OFFERING	13
DETERMINATION OF OFFERING PRICE	13
USE OF PROCEEDS	14
DILUTION	14
DIVIDEND POLICY	14
SELLING STOCKHOLDERS	14
PLAN OF DISTRIBUTION	16
TRANSFER AGENT AND REGISTRAR	18
LEGAL PROCEEDINGS	18
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	18
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	20
DESCRIPTION OF COMMON STOCK	20
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	21
INTEREST OF NAMED EXPERTS AND COUNSEL	21
EXPERTS	21
DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	21
DESCRIPTION OF PROPERTY	22
DESCRIPTION OF BUSINESS	22
MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION	27
NEW ACCOUNTING PRONOUNCEMENTS	31
APPLICATION OF CRITICAL ACCOUNTING POLICIES	32
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	32
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	33
EXECUTIVE COMPENSATION	34
REPORTS TO SECURITY HOLDERS	36
FINANCIAL STATEMENTS	36
WHERE YOU CAN FIND MORE INFORMATION	37

As used in this prospectus, the terms "we", "us", "our", and "Sound Technology" mean Sound Technology, Inc. and our wholly owned subsidiary, Audiyo, Inc., unless otherwise indicated.

All dollar amounts refer to US dollars unless otherwise indicated.

PROSPECTUS SUMMARY

Our Business

We were incorporated in the state of Nevada on October 14, 2003 and commenced operations commensurate with the acquisition of Audiyo Inc., on December 31, 2003. Our wholly-owned subsidiary, Audiyo Inc., was incorporated in Ontario, Canada on June 9, 2003. Through our subsidiary Audiyo Inc., we sell audio components to the audio do-it-yourself and original-equipment-manufacturer markets. We are the exclusive Canadian distributor of Danish Audio Connect products as well as a distributor of products from a variety of other manufacturers. Information contained on our website does not form part of this prospectus.

Our United States resident agent's office (Incorp Services)  is located at 6075 South Eastern Avenue, Suite 1, Las Vegas, Nevada 89119-3146. Our principal business and executive offices are located at 4425 Cecile, Pierrefonds, QC Canada H9K 1N1. Our telephone number is 514.865.9978. We have one wholly-owned subsidiary, Audiyo, Inc., an Ontario, Canada corporation incorporated on June 9, 2003 and its principal office is located at 4425 Cecile, Pierrefonds, QC Canada H9K 1N1, and its business operations are located at 27 Kimberly Court, Richmond Hill, Ontario, Canada L4E 4C6.

We are a development stage company and have not generated any material revenues. We only commenced our operations on December 31, 2003. In order to fund our plan of operation, we anticipate that we will require an additional $24,000 to $44,000 through December 31, 2004.

Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report on the consolidated financial statements for the period ended December 31, 2003, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Number of Shares Being Offered

This prospectus covers the resale by the selling stockholders named in this prospectus of up to 2,990,000 shares of our common stock. The offered shares were acquired by the selling stockholders in private placement transactions, which were exempt from the registration requirements of the Securities Act of 1933. The selling stockholders will sell their shares of our common stock at $0.15 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. Please see the Plan of Distribution section at page 16 of this prospectus for a detailed explanation of how the common shares may be sold.

Number of Shares Outstanding

There were 9,040,000 shares of our common stock issued and outstanding as at June 1, 2004.

Use of Proceeds

We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders. We will incur all costs associated with this registration statement and prospectus.

Summary of Financial Data

The summarized consolidated financial data presented below is derived from and should be read in conjunction with our audited financial statements from October 14, 2003 (date of inception) to December 31, 2003 and our interim unaudited consolidated financial statements for the three months ended January 31, 2004 including the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled "Management's Discussion and Analysis and Plan of Operation" beginning on page 27 of this prospectus.

	From October 14, 2003 (Date of Inception) to December 31, 2003(1) 	Three month period ending March 31, 2004 (unaudited)
Revenue	$-	$1,413
Net Loss for the Period	$(3,900)	$(23,076)
Loss Per Share - basic and diluted	$(0.08) 	$(0.02)
	As at December 31, 2003	As at March 31, 2004 (Unaudited)
Working Capital (Deficiency)	$(12,917)	$8,957
Total Assets	$34,614	$85,509
Total Number of Issued Shares of Common Stock	50,000	9,040,000
Weighted Average Shares Outstanding	50,000	1,071,868
Deficit	$(3,900)	$(29,976)
Total Stockholders' Equity (Deficit)	$(3,800)	$18,074

(1) Our company was incorporated on October 14, 2003 and has not completed a full financial fiscal year.

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following material risks. You could lose all or part of your investment due to any of these material risks.

RISKS RELATED TO OUR BUSINESS

We have had minimal revenues from operations and if we are not able to generate material revenues we may be forced to scale back or cease operations or our business operations may fail.

To date we have not generated any material revenues from operations and we have been dependent on sales of our equity securities to meet our cash requirements. Since we commenced our business operations in December 2003, we have generated $1,413 in revenue from the sale of audio parts to March 31, 2004. Also, we issued a $10,000 promissory note to acquire the outstanding shares in Audiyo, Inc..  We incurred a loss of $(3,900) for the fiscal period ended December 31, 2003, and a loss of $(23,076) for the three month period dated March 31, 2004. As of March 31, 2004,  we had a working capital of $8,957. We do not expect positive cash flow from operations in the near term. Between October 2003 and March 2004, we received an aggregate of $45,050 gross proceeds from three private placement financings in which we sold shares of our common stock. We have estimated that we will require between $24,000 and $44,000 to carry out our business plan for the twelve month period ending June 30, 2005. Because we cannot anticipate when we will be able to generate significant revenues from sales, we will need to raise additional funds to continue to develop our website to respond to competitive pressures, to sign distribution agreements with complementary product manufacturers or to respond to unanticipated requirements or expenses. If we are not able to generate significant revenues from the sale of audio components we will not be able to maintain our operations or achieve a profitable level of operations.

We have only commenced our business operations in December, 2003 and we have a limited operating history. If we cannot successfully manage the risks associated with the expansion of our web based audio parts sales business, we may not achieve profitable operations and ultimately our business may fail.

We have a limited operating history. Our operating activities since our incorporation on October 14, 2003 consisted primarily of acquiring an audio parts retail company and continuing to market the products. On December 31, 2003, we acquired all the outstanding shares in Audiyo, Inc., an Ontario, Canada company which retails audio parts to do-it-yourself audio consumers and original equipment manufacturers through a website at www.audiyo.com. Audiyo, Inc. was incorporated on June 9, 2003. We are continuing to develop and expand our website and the products we offer. Our prospects are subject to the risks and expenses which we will encounter in our efforts to establish and expand our web site based audio components sales business.  Our limited operating history and the highly competitive nature of the audio parts retail industry make it difficult or impossible to predict future results of our operations. We may not establish a clientele that will make us profitable, which might result in the loss of some or all of your investment in our common stock.

The fact that we are in the early development of our company and that we have only generated limited revenues since our incorporation raises substantial doubt about our ability to continue as a going concern, as indicated in our independent auditors' report in connection with our audited financial statements.

We are in the development stage and have generated limited revenues since our inception on October 14, 2003. Since we are still in the early stages of developing our company and because of the lack of business operations at December 31, 2003, our independent auditors' report includes an explanatory paragraph about our ability to continue as a going concern. We will, in all likelihood, continue to incur operating expenses without significant revenues until our website gains significant popularity. Between October 2003 and March 2004, we raised $45,050 through the sale of shares of our common stock. We estimate our average monthly operating expenses, not including one time expenses in marketing and in completing construction of our website (estimated at a total of $7,000 to $10,000 for the 12 month period ending December 31, 2004), to be approximately $2,000 each month. At this rate we will be able to maintain our operations at their present level until December 31, 2004 without generating significant revenues from our operations or incurring any non-operational expenses.  Our primary source of funds has been the sale of our common stock. We cannot assure that we will be able to generate enough interest in our website and products by audio components consumers.  If we cannot attract a significant number customers, we will not be able to general any significant revenues or income. In addition, if we are unable to establish and generate material revenues, or obtain adequate future financing, our business will fail and you may lose some or all of your investment in our common stock.  These circumstances raise substantial doubt about our ability to continue as a going concern as described in an explanatory paragraph to our independent auditors' report on the financial statements for the period ended December 31, 2003.

We will need to raise additional funds in the near future. If we are not able to obtain future financing when required, we might be forced to scale back or cease operations or discontinue our business.

We intend to spend a further $5,000 to expand our website and a further $5,000 to market our website and products before December 31, 2004. We do not currently have any arrangements for financing and we can provide no assurance to investors we will be able to find such financing when such funding is required. Obtaining additional financing would be subject to a number of factors, including investor acceptance of our website and our business model. Furthermore, there is no assurance that we will not incur further debt in the future, that we will have sufficient funds to repay our future indebtedness or that we will not default on our future debts, jeopardizing our business viability. Finally, we may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to maintain our operations, which might result in the loss of some or all of your investment in our common stock.

We anticipate that the funds we have raised in the last private placements may be sufficient to satisfy our cash requirements for the balance of the year ended December 31, 2004. However, there is no assurance that actual cash requirements will not exceed our estimates. In particular, additional capital may be required in the event that:

- we incur unexpected costs in expanding our website or encounter any unexpected technical or other difficulties;

- we incur delays and additional expenses as a result of technology failure;

- we are unable to create a substantial market for our products; or

- we incur any significant unanticipated expenses.

The occurrence of any of the aforementioned events could prevent us from pursuing our business plans for the expansions of our audio components sales operations and ultimately achieving a profitable level of such operations.

We will depend almost exclusively on outside capital to pay for the continued development and marketing of our products. Such outside capital may include the sale of additional stock and/or commercial borrowing. There can be no assurance that capital will continue to be available if necessary to meet these continuing development costs or, if the capital is available, that it will be on terms acceptable to us. The issuance of additional equity securities by us would result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may not be able to expand or continue our audio components sales operations and so may be forced to scale back or cease operations or discontinue our business.


All of our assets and all of our directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.

All of our assets are located outside the United States and we do not currently maintain a permanent place of business within the United States. In addition, all of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against them.

If we are unable to protect our Internet domain name, our efforts to increase public recognition of our brand may be impaired.

We currently hold the Internet domain name "audiyo.com". The acquisition and maintenance of domain names generally is regulated by governmental agencies and their designees. The regulation of domain names in the

United States and in foreign countries is subject to change. As a result, we may be unable to acquire or maintain relevant domain names in all countries in which we intend to conduct business. This could impair our efforts to build brand recognition and to increase traffic to our website and sales. Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. Therefore, we may be unable to prevent third parties from acquiring domain names that are similar to, infringe upon or otherwise decrease the value of our trademarks and other proprietary rights. We may need to bring legal claims to enforce or protect such intellectual property rights. Any litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources. Any claims, by or against us, could be time consuming and costly to defend or litigate, divert our attention and resources and result in the loss of goodwill associated with our trade names.

The establishment and maintenance of brand identity of our website and software is critical to our future success. If we are unable to provide competitive products or otherwise fail to promote and maintain our brand and those that we represents, we may never attract sufficient customers to achieve a profitable level of operations.

Since our website is the primary vehicle through which we market our products, market acceptance of our website is critical to our future success. Factors such as market positioning, the availability and price of competing products, and the introductions of new technologies will affect the market acceptance of our website and products.

We believe that establishing and maintaining brand identity of our website will help increase the awareness of our products. Promotion of our products will depend largely on our success in continuing to provide a high quality online website. In order to attract and retain users for our website and to promote and maintain our brand in response to competitive pressures, we may increase our financial commitment to creating and maintaining a distinct brand loyalty among our users. If we are unable to provide high quality online services, or otherwise fail to promote and maintain our brand, incur excessive expenses in an attempt to improve, or promote and maintain our brand, we may never attract sufficient customers to become profitable and you may lose some or all of your investment in our common stock.

If our operations are disrupted by technological or other problems, we may not be able to generate any revenue from the sale of our products.

Our systems could be overwhelmed or could fail for any number of reasons. We currently promote and sell our products primarily through the Internet. Heavy usage volumes could cause significant backlogs or could cause our systems to fail. We may not be able to expand and upgrade our technology and network hardware and software to accommodate increased usage by our customers on a timely basis. Also, our systems, and those of the third parties on which we depend, may not operate properly in the event of:

- a hardware or software error, failure or crash,

- a power or telecommunications failure,

- human error, or

- a fire, flood or other natural disaster.

Our systems may be more likely to suffer problems while we implement upgrades to our network hardware and software. Additionally, our computer systems and those of the third parties on which we depend may be vulnerable to damage or interruption due to sabotage, computer viruses or other criminal activities or security breaches.

The computer servers which house the data storage and software are housed at the data center of a third party company. If the systems of this third party slows down significantly or fail even for a short time, our customers would suffer delays in data access. These delays could damage our reputation, cause customers to choose other vendors. We currently do not have any property and business interruption insurance to compensate us for all losses we may incur. If any of these circumstances occur, then our ongoing operations may be harmed to the extent that we will be unable to market and sell our products through our web site and as a result we would be unable to generate revenues and/or attract or retain audio component customers.

We are currently dependent upon one supplier, Danish Audio Connect, for supply of a substantial portion of our audio component products.

We have entered into a supply/distribution agreement with Danish Audio Connect for the supply of audio components which we resell. Danish Audio Connect supplies approximately 40% of the audio components that we sell. Our reliance on this supplier, subject us to various risks, including the possibility of a shortage or lack of availability of audio components products, quality control problems, increases in costs and lack of control over delivery schedules, any of which would negatively affect our sales and revenues. In situations where we are unable to rectify supply or quality problems associated with the audio components supplied to us, costly delays could result. Although we believe that Danish Audio Connect has current manufacturing capabilities to enable it to produce and supply the audio components which we will require, there is no assurance that this will be adequate for future growth. Further, if Danish Audio Connect ceased to provide us exclusively with its products for sale in Canada our sales and profitability potential may be irreparably harmed.


Our directors and officers are engaged in other business activities and accordingly may not devote sufficient time to our business affairs, which may affect our ability to conduct operations and generate revenues.

Both of our directors and officers are involved in other business activities. Raymond Li, our President and a director, is employed full time as an account manager at Nordx, a manufacturer of communication and cable wire. Simon Au, our Vice-President and director is employed full time as a manufacturing and process engineer with the Rollstamp Manufacturing Division of Decoma International. As a result of these other business activities that our directors and officers are involved in, our directors and officers may not be able to devote sufficient time to our business affairs, which may negatively affect our ability to conduct our ongoing operations and our ability to generate revenues.

Because our officers, directors and principal shareholders control a majority of our common stock, investors will have little or no control over our management or other matters requiring shareholder approval.

Our officers and directors and their affiliates, in the aggregate, beneficially own 67% of issued and outstanding shares of our common stock. As a result, they have the ability to control matters affecting minority shareholders, including the election of our directors, the acquisition or disposition of our assets, and the future issuance of our shares. Because our officers, directors and principal shareholders control the company, investors will not be able to replace our management if they disagree with the way our business is being run. Because control by these insiders could result in management making decisions that are in the best interest of those insiders and not in the best interest of the investors, you may lose some or all of the value of your investment in our common stock.

RISKS ASSOCIATED WITH OUR COMMON STOCK

There is no active trading market for our common stock and if a market for our common stock does not develop, our investors will be unable to sell their shares.

There is currently no active trading market for our common stock and such a market may not develop or be sustained. We currently plan to have our common stock quoted on the National Association of Securities Dealers Inc.'s OTC Bulletin Board upon the effectiveness of this registration statement of which this prospectus forms a part. In order to do this, a market maker must file a Form 15c-211 to allow the market maker to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention. However, we cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize. Further, the OTC Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. If our common stock is not quoted on the OTC Bulletin Board or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment. If we establish a trading market for our common stock, the market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operation results, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of developmental stage companies, which may materially adversely affect the market price of our common stock.


Sales of a substantial number of shares of our common stock into the public market by the selling stockholders may result in significant downward pressure on the price of our common stock and could affect the ability of our stockholders to realize any current trading price of our common stock.

Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock, when and if such market develops. When this registration statement is declared effective, the selling stockholders may be reselling up to 33% of the issued and outstanding shares of our common stock. As a result of such registration statement, a substantial number of our shares of common stock which have been issued may be available for immediate resale when and if a market develops for our common stock, which could have an adverse effect on the price of our common stock. As a result of any such decreases in price of our common stock, purchasers who acquire shares from the selling stockholders may lose some or all of their investment.

Any significant downward pressure on the price of our common stock as the selling stockholders sell the shares of our common stock could encourage short sales by the selling stockholders or others. Any such short sales could place further downward pressure on the price of our common stock.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations and the NADSD's sales practice requirements, which may limit a stockholder's ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.


In addition to the "penny stock" rules promulgated by the Securities and Exchange Commission, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information.

Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" on pages 7 to 13, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

SECURITIES AND EXCHANGE COMMISSION'S PUBLIC REFERENCE

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

THE OFFERING

This prospectus covers the resale by the selling stockholders named in this prospectus of up to 2,990,000 shares of common stock which were issued pursuant to several private placement offerings made by us pursuant to Regulation S promulgated under the Securities Act.

The selling stockholders will sell their shares of our common stock at $0.15 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, and thereafter at prevailing market prices or privately negotiated prices. We will not receive any proceeds from the resale of shares of our common stock by the selling stockholder.

DETERMINATION OF OFFERING PRICE

The offering price of $0.15 per share has been determined arbitrarily and does not have any relationship to any established criteria of value, such as book value or earning per share. Additionally, because we have no significant operating history and have not generated any material revenue to date, the price of the common stock is not based on past earnings, nor is the price of the common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

USE OF PROCEEDS

The shares of common stock offered by this prospectus are being registered for the account of the selling stockholders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the selling stockholders and we will not receive any proceeds from the resale of the common stock by the selling stockholders. We will, however, incur all costs associated with this registration statement and prospectus.

DILUTION

The common stock to be sold by the selling stockholders is the 2,990,000 shares of common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

DIVIDEND POLICY

We have not declared or paid any cash dividends since inception. We intend to retain future earnings, if any, for use in the operation and expansion of our business and do not intend to pay any cash dividends in the foreseeable future. Although there are no restrictions that limit our ability to pay dividends on our common stock, we intend to retain future earnings for use in our operations and the expansion of our business.

SELLING STOCKHOLDERS

The selling stockholders may offer and sell, from time to time, any or all of the common stock issued. Because the selling stockholders may offer all or only some portion of the 2,990,000 shares of common stock to be registered, no estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling stockholders upon termination of the offering.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholders as of June 1, 2004, and the number of shares of common stock covered by this prospectus.

Other than the relationships described below, none of the selling stockholders had or have any material relationship with us. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer to our knowledge.

Name of Selling Stockholder and Position, Office or Material Relationship with Sound Technology	Common Shares owned by the Selling Stockholder (2)	Total Shares to be Registered Pursuant to this Offering	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding(1)
			# of Shares	% of Class
Albert Lee	70,000	70,000	Nil	0%
Allan Dere	200,000	200,000	Nil	0%
Antonio Mastrangelo	40,000	40,000	Nil	0%
Awais Khan	65,000	65,000	Nil	0%
15
Brenda Too	60,000	60,000	Nil	0%
Chung Yu (6)	140,000	140,000	Nil	0%
Danny Dere	30,000	30,000	Nil	0%
Ellie Gee (5)	200,000	200,000	Nil	0%
Hei Lai Chan	200,000	200,000	Nil	0%
Hei Yin Chan	100,000	100,000	Nil	0%
Jean Yang	75,000	75,000	Nil	0%
Kenny Li	90,000	90,000	Nil	0%
Kevin Chu	200,000	200,000	Nil	0%
Kevin Fung	200,000	200,000	Nil	0%
Kwok Hong Yu	90,000	90,000	Nil	0%
Lai Chun Too	150,000	150,000	Nil	0%
Lai Ming Back (4)	30,000	30,000	Nil	0%
Linda Fong	110,000	110,000	Nil	0%
Luc Desjardins	50,000	50,000	Nil	0%
Manny Fong	40,000	40,000	Nil	0%
Michael Poseiro	90,000	90,000	Nil	0%
Michael Too	80,000	80,000	Nil	0%
Nelson Tam	40,000	40,000	Nil	0%
Nicolas Chakkour	100,000	100,000	Nil	0%
Nicolas Penn	105,000	105,000	Nil	0%
Raymond Too	90,000	90,000	Nil	0%
Richard Lee	80,000	80,000	Nil	0%
Seng Sorivanh Oudomseng	50,000	50,000	Nil	0%
Shirley Fung	45,000	45,000	Nil	0%
Sophie Au (3)	50,000	50,000	Nil	0%
Tsz Choi Chou	60,000	60,000	Nil	0%
Wayne Douglas	60,000	60,000	Nil	0%
Total:	2,990,000	2,990,000


(1) Assumes all of the shares of common stock offered are sold. Based on 9,040,000 common shares issued and outstanding on June 1, 2004.

(2) Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within sixty (60) days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

(3) Sophie Au is the sister of Simon Au, our Vice President and one of our directors.

(4) Lai Ming Back is the sister-in-law of Simon Au, our Vice President and one of our directors.

(5) Ellie Gee is the sister-in-law of Raymond Li, our President, Secretary, Treasurer and one of our directors.

(6) Chung Yu is the cousin of Raymond Li, our President, Secretary, Treasurer and one of our directors.

We may require the selling security holder to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

We sold an aggregate of 6,000,000 shares to Raymond Li and Simon Au at $0.005 per share in March, 2004, which shares are not being registered under this prospectus.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be quoted, in privately negotiated transactions or otherwise. Our common stock is not currently listed on any national exchange or electronic quotation system. To date, no actions have been taken to list our shares on any national exchange or electronic quotation system. Because there is currently no public market for our common stock, the selling stockholders will sell their shares of our common stock at a price of $0.15 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, and thereafter at prevailing market prices or privately negotiated prices. The shares of common stock may be sold by the selling stockholders by one or more of the following methods, without limitation:

(a) block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b) purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

(c) an exchange distribution in accordance with the rules of the exchange or quotation system;

(d) ordinary brokerage transactions and transactions in which the broker solicits purchasers;

(e) privately negotiated transactions; and

(f) a combination of any aforementioned methods of sale.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

In the event of the transfer by any selling stockholder of his or her shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his or her shares.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling stockholders or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling stockholders to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholders if such broker-dealer is unable to sell the shares on behalf of the selling stockholders. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, the selling stockholders may pledge their shares of common stock pursuant to the margin provisions of their customer agreements with their brokers. Upon a default by a selling stockholder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling stockholders intend to comply with the prospectus delivery requirements, under the Securities Act, by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any selling stockholder defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed, disclosing, the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out in this prospectus and other facts material to the transaction. In addition, a post-effective amendment to this Registration Statement will be filed to include any additional or changed material information with respect to the plan of distribution not previously disclosed herein.

We and the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling stockholders are distribution participants and we, under certain circumstances, may be a distribution participant, under Regulation M.

The anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of common stock by the selling stockholders, and there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, a selling stockholder or its agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while they are distributing shares covered by this prospectus. Accordingly, the selling stockholder is not permitted to cover short sales by purchasing shares while the distribution it taking place. We will advise the selling stockholders that if a particular offer of common stock is to be made on terms materially different from the information set forth in this Plan of Distribution, then a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is Pacific Stock Transfer (Suite 240, 500 East Warm Springs Road, Las Vegas, Nevada 89119, telephone: 702.361.3303).

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

All directors of our company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Raymond Li	President, Secretary, Treasurer and Director	33	October 14, 2003
Simon Au	Vice-President and Director	34	January 1, 2004

Business Experience

The following is a brief account of the education and business experience of each director and executive officer during at least the past five years, indicating each person's business experience, principal occupation during the period, and the name and principal business of the organization by which he was employed.

Raymond Li, President, Secretary, Treasurer and Director

On October 14, 2003, Mr. Li was appointed as a director, president, secretary and treasurer of our company. Mr. Li founded our company after seeing an opportunity to provide audio components to do-it-yourself audio enthusiasts looking to build their own custom components as oppose to buying it already built. Mr. Li is a self-taught do-it-yourselfer having built many audio components over the last 7 years as well as teaching/coaching people who are interested in building them.

From March 2001 to present Mr. Li has been an Account Manager (US, Canada, and Asia) for Nordx a division of CDT (Cable Design Technologies), where his responsibilities includes managing, maintaining, and developing new and existing accounts. Nordx is a manufacturer of communications wire and cable in the field of advanced telecommunications systems. From June 2000 to June 2001 Mr. Li was business development manager at Stealth Consultants an Internet training facility. He was responsible for the marketing and new business development of this Internet start-up business. From October 1999 to June 2000 Mr. Li worked as an Account Manager for Financial Models Company, a provider of comprehensive investment management systems and services, where his duties were to maintain and support new and existing customers. Mr Li was specialized with the company's FMCSylvan™ software for performance measurement and attribution. His accounts included John Hancock, Sunlife Financial, and TD Bank. From March 1998 to October 1999 Mr. Li was a mutual funds representative for Royal Bank of Canada. Mr. Li's education background includes: Concordia University where he received a Bachelor Degree in Commerce International Business/Finance (1992-1997); Dawson College where he studied mechanical engineering technology (1988-1992). Mr. Li also holds certificates in E-Commerce and Canadian Securities Certificate.

Mr. Li spends approximately 30 hours per week providing services to our company, which represents approximately 50% of his working hours.

Simon Au, Vice-President and Director

Mr. Au joined our company on January 1, 2004 as vice president and a director. Mr. Au is a mechanical engineer specializing in manufacturing process. Mr. Au also has experience in Internet marketing and the development of web based businesses having started his own Internet audio parts retailing operation called Audiyo.com in January, 2003. From January, 2003 to present, Mr. Au has also served as the Vice-President of Marketing/Development with Audiyo.com, where he is responsible for website design, management of the launch of the company's website, development of a supplier base of products o be sold through the website and development of Audiyo.com's marketing strategy. From July 1999 to present, Mr. Au has been the manufacturing and process engineer with the Rollstamp Manufacturing Division of Decoma International, where his responsibilities include design workcell layout and plant layout, implementing continuous improvement projects for manufacturing processes including metal stamping, injection molding and painting. Rollstamp is a supplier of automotive exterior trim products. From September 1997 to July 1999, Mr. Au was the programmer/project coordinator with Schukra Manufacturing, a company involved in manufacturing seat lumbar supports for the automotive industry. Mr. Au's education background includes Magna International Training Certificates: (2000-2002), where he studied design for manufacturing and assembly, mistake proofing, occupational health and safety and supervisor competency training; Concordia University where he received a Bachelor Degree in Mechanical Engineering (1992-1996); Dawson College where he studied mechanical engineering technology (1989-1992) and Dawson College where he studied applied sciences (1987-1989).

Mr. Au currently spends approximately 40 hours per week providing services to our company, which represents approximately 50% of his working hours.

Committees of the Board

We do not have a separate audit committee at this time. Our entire board of directors acts as our audit committee.

Family Relationships

There are no family relationships among our directors or officers.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4. being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 1, 2004, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Raymond Li 4425 Cecile Pierrefonds, QC Canada H9K 1N1	4,050,000	44.80%
Simon Au 27 Kimberly Court Richmond Hill, ON Canada L4E 4C6	2,000,000	22.12%
Directors and Officers (as a group)	6,050,000	66.92%

(1) Based on 9,040,000 shares outstanding as of June 1, 2004.

Changes in Control

We are unaware of any contract, or other arrangement or provision of our Articles or by-laws, the operation of which may at a subsequent date result in a change of control of our company.

DESCRIPTION OF COMMON STOCK

We are authorized to issue 75,000,000 shares of common stock with a par value of $0.001. As at June 1, 2004 we had 9,040,000 common shares outstanding. Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

Each stockholder is entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

We engaged the firm of Staley, Okada, Chartered Accountants, in December 2003 to audit our financial statements for the period ended December 31, 2003. There has been no change in the accountants and no disagreements with Staley Okada, Chartered Accountants, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

EXPERTS

The financial statements of Sound Technology, Inc. included in this registration statement have been audited by Staley Okada, Chartered Accountants, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding our company's ability to continue as a going concern) appearing elsewhere in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF SEC POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that no director or officer shall be personally liable to our company or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of such director or officer unless such acts or omissions involve: (i) a breach of the director's duty of loyalty to our company and our stock holders, (ii) bad faith, intentional misconduct or a knowing violation of law, (iii) the payment of dividends in violation of the General Corporate Law of Nevada, or (iv) any transaction from which the director derived an improper personal benefit.

Our Bylaws provide we have the power to indemnify, to the greatest allowable extent permitted under the General Corporate Laws of Nevada, directors or officers of our company for any duties or obligations arising out of any acts or conduct of the officer or director performed for or on behalf of our company. We will reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the General Corporate Law of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, our company has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF PROPERTY

Our executive and head offices are located at 4425 Cecile, Pierrefonds, QC, Canada H9K 1N1. The offices are provided to us at no charge by Mr. Li and are located in his residence. We also have a business address for our subsidiary's operations at 27 Kimberly Court, Richmond Hill, Ontario, Canada L4E 4C6. These premises are located in the residence of our vice-president and director, Simon Au, and are also provided to us at no charge.  This operating facility functions as our main operating facility. We believe our current premises are adequate for our current operations and we do not anticipate that we will require any additional premises in the foreseeable future.

DESCRIPTION OF BUSINESS

We were incorporated in the state of Nevada on October 14, 2003 and commenced business operations commensurate with the acquisition of Audiyo, Inc., on December 31, 2003. Our wholly-owned subsidiary, Audiyo, Inc., was incorporated in the province of Ontario, Canada, on June 9, 2003.

Our Current Business

Through our subsidiary Audiyo, Inc. we own and operate an Internet-based audio component retailer with a website located at www.audiyo.com. We supply audio products to the audio do-it-yourself and original equipment manufacturer markets. We do not sell pre-assembled units, rather we carry quality component parts for building these units. We retail and distribute components to the original equipment manufacturer market and the end user of the purchased product who may wish to construct, upgrade or replace their existing audio equipment.

We sell over 100 different products in six major categories, which we acquire from ten different manufacturers. These products are supplied by a variety of manufacturers such as Danish Audio Connect, Furutech, Cardas, Ansar Ltd., Techflex Inc., LG Heatshrinks, Homegrown Audio and Hubbel Inc. We have entered into an agreement with Danish Audio Connect pursuant to which we are the exclusive Canadian distributor for their products. Other than our agreement with Danish Audio Connect, we do not have any other written distribution or supply agreements with any of the other manufacturers. All other agreements are of an informal or verbal nature.  Collectively, the products supplied by these manufacturers represent key components for both end users and original equipment manufacturers who want to build their own audio equipment or upgrade portions of their existing system.

As a percentage of sales, products supplied by Danish Audio Connect represent approximately 40% of our product sales to date. Danish Audio Connect supplies approximately 15 types of products to us. These audio components include various stepped audio attenuators, audio balance controls, audio input selector switches, cross-overs, enclosures, extension kits, connector kits, stereo phono stage preamplifier modules, stereo line stage / linear preamplifier modules and an audio power supply. In addition to Danish Audio Connect, we also have three other principal suppliers, Techflex, Homegrown Audio and Hubbell, whose product lines each account for approximately 10% of our product sales and revenues. The balance of our product sales are distributed relatively evenly amongst the remaining manufacturers who supply us with our audio component products.

Our Danish Audio Connect line consists of:

  attenuators - audio volume controls with very accurate attenuation and tracking selector switches - high precision, non shorting switching mechanism.
  extension kits - mounting devices that allows the attenuators and/or the selector switches to be placed at any location within the equipment enclosure.
  phono stage - two channel phono preamplifier with a very accurate equalization line stage - a linear two channel widebanded audio buffer/preamplifier power supply - power supply module for low-consumption high-end audio electronic circuits knobs - hand made stainless steel knobs to operate hand-in-hand with attenuators cross-overs - flexible speaker crossovers printed circuit board for do-it-yourselfers enclosures - do-it-yourself enclosures especially designed to accommodate a large variety of audio designs built on Danish Audio Connect components

Our Techflex line supplies expandable cable and wire sleeving made from various poly - materials and fibers to achieve durability and expandability. Originally manufactured for the use of protecting and bundling cables and wiring, the Techflex line can now specifically manufacture products to have specific characteristics such as abrasion resistance, flame retardancy, low outgassing and aesthetics.

Our LG Cable line consists of heat shrink tubing that comes in various colors and sizes. Designed with expandable sleeving in mind, the LG Cable tubing is designed for applications requiring high-heat resistance, wire strain relief and protective covering as well as aesthetics.

We also retail high-end connectors such as banana plugs, spades and cable connectors that come in gold, silver, and rhodium plating from Homegrown Audio. We also retail Homegrown Audio's 99.99% silver wiring. As an alternative to our Homegrown Audio line we offer Cardas products which consist of high-end connectors (banana plugs, cable connectors, spades) and solder.

Our Hubbell line consists of high-grade receptacles and male plugs designed for durability and a solid connection to facilitate a smooth flow of power.

We also offer Furutech's audio-grade conductive power connectors and male plugs as an option to Hubbell.

We incur customs, duties, freight, foreign exchange costs and taxes on the products we purchase from most of our suppliers. The retail price range for our products varies from $0.41 to $1000. We engage in a mark-up of our products, which ranges from 40% and to 300% depending on the product. Products such as from the Danish Audio Connect line are within the 40% to 120%. Within that product category the Danish Audio Connect enclosure at CDN$245 has the lowest mark-up of 40% and the Danish Audio Connect attenuators, such as the CT2-2, at CDN$249 have a mark-up of 120%. Homegrown Audio silver braids and wires have a mark-up of 60% and the connectors have a mark-up of 79%. Techflex expandable sleevings have the highest mark-up of all our product categories. The standard 1/4" polyethylene expandable sleeving with a retail price of $0.59 per feet has a mark-up of 300%. All the other product categories fall within 40% and 300% mark-up

Retail Purchases of Our Products

Customers can purchase products directly through our website or via telephone. Customers can select products from our website and call the company to purchase the products, or they can select products to add to their on-line "Shopping Cart" for direct purchase from the website. Our customers purchase products through our website's various product pages where visual presentations of our merchandise are displayed. Upon selecting the product category, another webpage offers visual and textual presentations of the various grades and brands of products. This page allows the customer to select the quantity of the various products for their shopping cart.

When the product options have been selected, the customer must "click" the nearby "Purchase" option. Once the "Purchase" option has been chosen, another webpage displays shipping options, calculated based on the customer's location. Once a shipping option is chosen, a final summary page presents the total cost including shipping and the customer then has the option to finalize the purchase or adjust product amounts or shipping options.

A purchase is finalized when a customer selects a payment option and enters payment information. If the customer selects an instant payment option (such as credit card or Paypal), the website produces an order summary so we can ship the product. When the credit card or Paypal has been approved a new "Thank You" screen will open. This screen will provide customer info, ship to address, material purchased, and approval number. The customer can then print out a copy for their reference. An email will then be sent to us with the information of the sale: customer and payment information, ship to address, and the material that was purchased. If the customer elects to pay via money order, certified check or bank draft, the customer receives an order summary which they can print out and include with their payment which they can mail to us. An email will be triggered and will be sent to us indicating a sale. Once payment is received and deposited we will then release the item(s) for shipment.

We accept payment via certified check, bank draft, money order, Paypal, or a third party online payment system called Internet Secure which allows our customers to pay with their credit cards. Paypal charges us a 3% processing fee for all payment transactions. Internet Secure charges us a fixed monthly fee of $20 and 4.5% of all transactions processed using their service. PayPal is a secure-ordering technology that enables an individual or business with an e-mail address to securely, easily and quickly send and receive payments online.

We do not receive or process customer's credit card information. This is done exclusively through our third party billing partners Paypal and Intenet Secure, as they offer encryption technology that safe guards a customers credit card information and also protects the transaction information (name, address, and email). They are approved by : Verisign, Verified by Visa, and Mastercard Secure Code with SSL (secure socketed). These companies have their own privacy policies which are available on their websites. The only exception is when the customer chooses to contact us to process the credit card information over the telephone due to his or her own security or for personal reasons. Our Privacy Policy is that we do not distribute any personal information collected during a customer's visit. We will not share a customer's information with any third party outside of our organization other than specific organizations that we work with during the process of fulfilling a customer's order (e.g. couriers, credit card processing, Paypal processing, etc).

Once an order is placed the products are shipped within 24 hours of the order being placed. We currently ship via Canada Post with whom we have an account. The customer may also request shipment via an alternate courier provided they have an account number with that courier. In such a case, shipping charges are not added to their order.

Customers receive a manufacturer's one year warranty on products pursuant to the manufacturers/supplier warranties. We do not offer additional warranties beyond what the manufacturer offers. All purchases are refundable provided we receive a written request within 30 days from date of receipt of products. A 20% restock charge is applied to all returns. A further 10% repacking fee is added if the product is not in its original packaging. Return shipping and all costs to return the material to us is at the expense of the customer. The return process takes about 4-6 weeks to process.

Current and Anticipated Sources of Revenue

Direct sales of audio components through our website is currently our main source of revenue. We have earned approximately $470 per month in revenue for the three months ended March 31, 2004. Prior to our acquisition of Audiyo, it had earned revenues of approximately $3,000 since it commenced generating revenues in September of 2003,  to December 31, 2003.  We expect that direct sales through our website will continue to represent the vast majority of our revenue. Future sources of revenue may include advertising that we may sell on our website as well as online sales from an expanded product line which may include proprietary designs for the assembling of audio equipment.

We are currently developing and expanding the workshop section of our website. In this section we will provide samples of instructions on how to assemble various audio components. This section would include basic designs that are freely available on the Internet as well as our own proprietary designs. We currently offer one proprietary design in our workshop area for free to users of our website. In the future we plan to expand this section to include multiple designs. We may offer some of our proprietary designs for sale as we expand this section. We may also offer to sell proprietary designs from other designers and take a commission for their sale.

We may offer our clients our own products built to our specifications for the assembly of audio equipment, such as cable kit packages with complete parts and instructions to do the project. Our own brand of products may include a variety of cables, expandable sleeving and connectors based upon our own designs. Our cable designs and/or complete cable kits may consist of the following types: speaker cables, interconnect cables, power cables, digital cables, and component cables.

The cable kits would consist of all the necessary components and instructions to successfully complete these projects. For example, a one meter pair of Silver Lace Interconnect Kit would consist of the following:

  One meter pair of the Homegrown Audio Silver Lace braids
  Four Homegrown Audio cable connector plugs
  One meter pair of Techflex clear polyethylene expandable sleeving
  One quarter meter of LG black heatshrink 1/4" in diameter
  One quarter meter of LG black heatsrhink 3/8" in diameter
  One half meter of Homegrown Audio 4% silver solder
  Assembly instruction

All components that make up each kit would be available on our site. These kits would cater to those customers who do not wish to search for individual components that are required to build the cables. We may also offer the option of having the kits factory assembled for an assembly fee of $40 per kit. This option will cater to those customers who do not wish to build the kits.

Marketing

We currently rely on free search engine traffic and free of charge listings on website directories for the vast majority of website traffic to www.audiyo.com. We have registered our website with over a dozen Internet search engines including Google, Excite and Webcrawler. We also have link exchanges in place with Audiocominternational.com, DACT.com, and Bentaudio.com

We recently attended and exhibited at Festival Son & Image (FSI), which is a large hi-fi exposition, held in Montreal during April 2-4/2004. We also placed an advertisement in the FSI magazine and benefited from the exposure of our booth at the show.

We also plan on attending and exhibiting at expositions held by Sport Compact Company throughout the year. Sport Compact promotes and provides venues for the aftermarket and performance industries who wish to showcase their performance vehicles and wares. We will be sponsoring 2 performance vehicles by integrating our products with the vehicle's auto-modifications with the objective of garnering exposure to a wider demographic.

We also plan on advertising on major audio web sites and industry magazines. With the on-line advertising we plan to purchase add space, exchange banners with selected high traffic audio sites such as Audiogon.com, Canuckaudiomark.com, UHF, and other selected do-it-yourself sites. Magazine advertising may include industry magazines such as UHF, Audio Ideas Guide, Son & Image (French Magazine), AudioXpress and Vaccum Tube Valley. We currently have a one year advertising agreement with canuckaudiomart.com which expires in September 2004. We paid $250 for a one year banner placement on their website. We plan to renew this contract when it expires.

Technology

We host our website and email at 123ehost.com, a Quebec based hosting company. These servers are owned and operated by 123ehost.com which provides high performance bandwidth and secure server co-location facilities. We intend to continue using their services for the foreseeable future. 123ehost.com currently charges us $100 / year flat fee for hosting. Our shopping cart technology is provided by Mal's E-commerce, Inc. Ltd (London, UK) who charges us a flat fee of $6/mo. We intend to use this service until approximately July 1, 2004 at which time we intend to replace it with a custom shopping cart currently being developed for us by Solarsharky.net (Ottawa, Canada) as part of our ongoing website development. This is scheduled to be completed by June 28, 2004.

Competition

There is significant competition in the audio parts retail market. Our primary competition is from other web-based audio component suppliers. Many websites compete with us for visitors and advertisers and we expect this competition to increase in the future. We believe that the primary competitive factors in our markets include brand recognition, products and services we list on our website, ease of use, and marketing effectiveness. Our significant competitors include www.partsconnexion.com, www.takefiveaudio.com, www.percyaudio.com, and www.diycable.com.

We consider Partsconnexion.com, takefiveaudio.com, percyaudio.com and diycable.com our competitors because these companies, being audio component retailers,  target the same customers as our company. Like our company, these companies retail their products over the internet by posting photographs and narrative descriptions. Partsconnexion.com's service slightly differs from our and the other competitors' services because they mainly post a catalogue of their products with few pictures for the client whereas we (and the other companies) post a picture per product.

We intend to compete against these companies by maximizing the exposure of our website through marketing (as discussed above), offering a broader range of products on our website and by signing exclusive distribution agreements where possible with high-quality component manufacturers. Pursuant to our agreement with Danish Audio Connect, we are Danish Audio Connect's exclusive Canadian distributor for their products. We entered into our agreement with Danish Audio Connect on May 15, 2004 and the agreement is for a term of two years.

Our informal research indicates that our competitors supplement their Internet advertising with print advertising. We have previously advertised in one print publication in Montreal and we are researching the opportunity to advertise in other print magazines including international publications. Advertising decisions will be based on costs and evaluation of market potential.

We believe that some of our competitive strengths include our distribution rights  (pursuant to our agreement with Danish Audio Connect),  domain name, the ease of use of our website and our personalized marketing efforts. We intend to continue to improve our brand recognition and increase the amount of products and services offered as we build out our website and increase our exposure on the Internet by advertising and search engine registration.

Many of our competitors and potential new competitors may have greater financial, technical, marketing and distribution resources. Larger competitors than us can spend more money on search engine marketing, which can attract more customers to their websites than ours. In addition larger competitors have the resources to hire more personnel to develop and market their website. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by our company may affect our ability to establish or maintain a base customers for our audio component retail business. If we are unable to establish and maintain a customer-base of listings then we will be unable to generate the revenues and cash flow necessary to expand our business operations.

Growth Strategy

We continue to focus on growing our online audio component retail business through our sales and marketing efforts and by continuing to increase the amount of products offered on our site through both exclusive and non-exclusive retail and distribution agreements. We intend to aggressively market our website to both individual consumers as well as the original equipment manufacturer market. If we are successful in implementing our marketing efforts, we may attract a consistent consumer base, hence create room for greater expansion.

Attracting and retaining clients to our website are the key elements for us to achieve in order to continue as a going concern. Our informal research shows that both the Internet usage by our key demographics as well as the general internet user continues to grow. Despite the competitive nature of this market, the market's continued growth, combined with our marketing efforts result in our confidence to attract and retain users to our website.

Employees

Our president Mr. Li, and our Vice President Mr. Au are the only employees of the company. They handle all of the responsibilities in the area of corporate administration, business development and research.

If our sales and marketing program is successful in building a significant client base for our online audio component retailer, we may be required to hire new personnel to improve, implement and administer our operational, management, financial and accounting systems.

Intellectual Property

We own the domain name www.audiyo.com.

We are not aware that our services or proprietary rights infringe the proprietary rights of third parties. However, from time to time, we may receive notices from third parties asserting that we have infringed their trademarks, copyrights or other intellectual property rights. In addition, we may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Any such claims could be time-consuming, result in costly litigation, cause service stoppages or lead us to enter into royalty or licensing agreements rather than disputing the merits of such claims. An adverse outcome in litigation or similar proceedings could subject us to significant liabilities to third parties, require expenditure of significant resources to develop non-infringing technology, require disputed rights to be licensed from others, or require us to cease the marketing or use of our website, any of which could have a material adverse effect on our business, operating results and financial condition.

MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

The following discussion should be read in conjunction with our audited and unaudited financial statements and the related notes that appear elsewhere in this registration statement. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this registration statement, particularly in the section entitled "Risk Factors" beginning on page 7 of this registration statement.

Our audited and unaudited financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

Results Of Operations

Period from October 14, 2003 (date of inception) to December 31, 2003

From the date of our incorporation on October 14, 2003 to December 31, 2003, we had not generated any revenue. Subsequent to the fiscal period ended December 31, 2003 and our acquisition of Audiyo Inc., we have begun generating limited revenue. Our operating activities during the subsequent period consisted primarily of acquiring our wholly-owned subsidiary, Audiyo, Inc. The acquisition was completed on December 31, 2003.

The period covered by our audited financial statements is from our incorporation date at October 14, 2003 to December 31, 2003 during which we had no operations and generated no revenue. For this period our operating expenses are classified into two categories:

- organizational fees, which consisted primarily of organizational costs for incorporating our company. The amount incurred by us during the period from October 14, 2003 to December 31, 2003 was $400 (estimated to be $nil for the 12 months ending December 31, 2004); and

- professional fees, which consist primarily of accounting and auditing fees for the period end audit. The amount incurred by our company during the period from October 14, 2003 to December 31, 2003 was $3,500 (estimated to be approximately $20,000 for the 12 months ending December 31, 2004).

Three month period ended March 31, 2004 (unaudited)

During the three month period ended March 31, 2004 we generated $1,413 from the sale of audio components, with a cost of goods sold of $911. This is the first period in which we have generated revenues from operations and as a result comparative figures from previous periods are not available.

We incurred a loss of $(3,900) for the period ended December 31, 2003, and a loss of $(23,076) for the three month period dated March 31, 2004. As of March 31, 2004, we had a working capital of $8,957.

Liquidity and Capital Resources

As at March 31, 2004 we had $17,540 of cash on hand and a working capital $8,957. As at March 31, 2004, our total current assets were $66,392, which consisted primarily of cash, subscription receivables and inventory.

As at March 31, 2004, our total current liabilities increased to $57,435 from $28,414 at December 31, 2003, primarily reflecting a increase in accounts payable, accrued liabilities and amounts due to related parties..

Historically, we have financed our cash flow and operations from the sale of stock and advances from shareholders. Subsequent to the fiscal period ended December 31, 2003, we effected a series of equity private placements totalling $44,950. As at June 15, 2004 our cash-on-hand was $46,590, consisting of our cash-on-hand as at March 31, 2004 of $17,540 and $29,050 in subscription receivables we received due to the private placement proceeds which we received subsequent to the period ended March 31, 2004. These funds will enable us to address our current and ongoing expenses, continue with the marketing and promotion activity connected with the development and marketing of our products and expansion of our website. We anticipate that these funds, and the revenue that we anticipate generating, will be sufficient to pay for the offering expenses associated with the offering and will satisfy our cash requirements for the twelve month period ending June 30, 2005. If we require any additional monies during fiscal 2004 or during the first six months of 2005, we plan to raise any such additional capital primarily through the private placement of our securities.

We incurred a loss of $(3,900) for the fiscal period ended December 31, 2003, and a loss of $(23,076) for the three month period dated March 31, 2004. As of March 31, 2004, we had a working capital of $8,957.

Cash Requirements

Presently, our revenues are not sufficient to meet our operating and capital expenses. Management projects that we will require additional funding to expand our current operations.

There is some doubt about our ability to continue as a going concern as the continuation of our business is dependent upon the success and continuation of our distribution contract with Danish Audio Connect and successful and sufficient market acceptance of new audio component product releases, the continuing successful promotion of our website, and finally, maintaining a break even or profitable level of operations.

We have incurred operating losses since inception, and this is likely to continue into the year ended December 31, 2004. Management projects that we may require an additional $24,000 to $44,000 to fund our ongoing operating expenditures, working capital requirements for the twelve month period ending June 30, 2005, broken down as follows:

Estimated Funding Required During the Twelve Month Period Ending June 30, 2005
Operating expenditures
Marketing	$4,000 - $7,000
General and Administrative	$6,000 - $12,000
Website development costs	$5,000 - $10,000
Working capital	$9,000 - $15,000
Total	$24,000 - $44,000

Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report on the annual financial statements for the year ended December 31, 2003, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

There is substantial doubt about our ability to continue as a going concern as the continuation of our business is dependent upon obtaining further financing, successful and sufficient market acceptance of our website, the continuing successful development of our website, and, finally, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There are no assurances that we will be able to obtain further funds required for our continued operations. We are pursuing various financing alternatives to meet our immediate and long-term financial requirements, which we anticipate will consist of further private placements of an equity securities or shareholder loans. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will not be able to meet our other obligations as they become due and we will be forced to scale down or perhaps even cease our operations.

Future Operations

Our primary objectives in the twelve-month period ending June 30, 2005 will be to further develop and expand our website to allow for more efficient addition and removal of products and well as increasing the amount of products available by entering into formal retail and distribution agreements with distributors and manufacturers of quality audio components. We further intend on expanding the workshop section of our website to demonstrate how to assemble various pieces of audio equipment such as interconnect cables, speakers and amplifiers. We also intend on developing our website so that we can offer sponsorship opportunities through advertising placed on our website. Part of our website is now operational and we intend to continue construction of our website to include other brands of hi-end audio components and additional categories of components. We are also building a gallery to display samples of finished products. We anticipate that our website will be fully operational by the end of the year ending December 31, 2004.

Website Operation

Audiyo.com was created using Macromedia Dreamweaver. We have created an interactive user-friendly website that caters to a growing demographic of do-it-yourself enthusiasts. The website's features include flash content, custom graphics, a calculating feature based upon the quantity of products being sold, a database of brand-name audio components, and Paypal. PayPal is a secure-ordering technology that enables an individual or business with an e-mail address to securely, easily and quickly send and receive payments online. As internet technology constantly evolves, we will continue to monitor our progress and adapt accordingly. We will constantly strive to implement improvements to the Audiyo.com website.

Over the next twelve months, some of the improvements we have planned include:

- Enhanced control of the product information on our website through use of a database. This information which could include product name, price, quantity, discount value, etc. could then be easily modified and automatically reflected on the website. This would also involve separation of graphics and data. Our website currently loads graphic and text information together. By including a database of text content specific to each product, our site could load more quickly and be more efficiently updated.

- Search for products functionality. Users currently browse products in six different categories. We intend to add a search feature that would allow users to enter keywords to search for related products. Such a feature will be more easily implemented in conjunction with the database feature described above.

- Statistics and reporting. We currently do not track users to our website, nor do we maintain a database of people who have purchased products form us. We intend to implement a software package that will track usage of our site and assist us is our website development and marketing. We further intend to develop and maintain a database of customers to which we can do follow-up marketing and could potentially tie into an accounting system.

Promotion

We currently promote our directory on the Internet through search engines and paid Internet advertising. We currently spend $25 per month on website advertising with canuckaudiomart.com. We have spent $750 renting a booth at the Festival Son & Image exposition as well as $450 in their show magazine. A banner for our booth, which we will be able to reuse, cost $200. Also in association with the show, we spent $400 on 4x5 flyers. We expect that promotion expenses may be up to $2000 per month over the next twelve-month period.

Research and Development

We have spent $800 developing our current website www.audiyo.com. We expect to spend a further $4000 on developing the website between now and December 31, 2004. We expect the useful life of the website to be three years.

Other Expenses

We also incurred expenses unrelated to the website operations including legal expenses relating to the preparation of this registration statement. We expect to incur a total of $15,000 in legal expenses related to the preparation and filing of this registration statement. After the effectiveness of this registration statement, we expect our ongoing legal expenses to be significantly reduced, averaging less than $500 per month.

In our management's opinion, we need to achieve the following events or milestones in the next twelve months in order for us to become a going concern:

- we must continue development of the our website. As described above, we have developments planned for various areas of the website including: expansion of the workshop area, implementation of a back-end database to store product information and the updating of our pages to be more readily done from a back-end database. We believe these improvements will address key competitive factors such as ease of use, speed and the provision of related product information.

- we must increase the number of products we offer on our site. Management believes that a key competitive factor in our business is the amount of quality components offered. Toward this goal we intend to continually negotiate distribution and sales agreements with manufacturers and distributors of quality audio components.

-we must sign exclusive distribution agreements with high quality audio component manufacturers. We are currently the exclusive Canadian distributor for Danish Audio Connect components which represent the majority of our sales. We intend to solicit more manufacturers for exclusive agreements in order to increase the competitiveness of our site.

- we must continue to increase online promotional efforts to sell our products. We intend to continue to employ cost effective methods to promote our website. In conjunction with our promotional efforts we intend to implement of software to track users of our website and customers.

Purchase or Sale of Equipment

We do not anticipate that we will expend any significant amount on equipment for our present or future operations. We may purchase computer hardware and software for our ongoing operations.

Personnel

As of June 1, 2004, our employees include our president, Raymond Li, and vice-president, Simon Au. They handle all of the responsibilities in the area of corporate administration, business development and research. In addition, these individuals provide us with capital raising services. We have no other employees. In the twelve months ending June 30, 2005, we plan to raise our total number of permanent employees to approximately four adding one full time website developer and one full time business development person to focus on both sales and sourcing additional distribution agreements. We anticipate the cost of each employee to be employed will be approximately $500 per month and we may choose to compensate our employees with consideration other than cash, such as shares of our common stock or option to purchase shares of our common stock.

If our sales and marketing program is successful in selling software, we may be required to hire new personnel to improve, implement and administer our operational, management, financial and accounting systems.


NEW ACCOUNTING PRONOUNCEMENTS

In December 2003, the United States Securities and Exchange Commission issued Staff Accounting Bulletin No. 104, "Revenue Recognition" (SAB 104), which supercedes SAB 101, "Revenue Recognition in Financial Statements." The primary purpose of SAB 104 is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, which was superceded as a result of the issuance of EITF 00-21, "Accounting for Revenue Arrangement with Multiple Deliverables." While the wording of SAB 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB 101 remain largely unchanged by the issuance of SAB 104. The adoption of SAB 104 did not have a material impact on our financial statements.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). The requirements of SFAS No. 150 apply to issuers' classification and measurement of freestanding financial instruments, including those that comprise more than one option or forward contract. SFAS No. 150 does not apply to features that are embedded in a financial instrument that is not a derivative in its entirety. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of nonpublic entities. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of SFAS No. 150 and still existing at the beginning of the interim period of adoption. Restatement is not permitted. The adoption of this standard is not expected to have a material effect on our company's results of operations or financial position.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," which amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 expands the disclosure requirements of SFAS No. 123 to require more prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition provisions of SFAS No. 148 are effective for fiscal years ended after December 15, 2002. The transition provisions do not currently have an impact on our company's financial position and results of operations as our company has no stock-based employee compensation. Our company will adopt the disclosure requirements of SFAS No. 148 if stock-based compensation is awarded to employees.

In June 2002, FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)". This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Our company adopted SFAS No. 146 on October 14, 2003. The effect of adoption of this standard does not currently have an impact on our company's results of operations and financial position.

FASB has also issued SFAS No. 145, 147 and 149 but they will not have any relationship to the operations of our company and therefore a description of each and their respective impact on our company's operations have not been disclosed.

APPLICATION OF CRITICAL ACCOUNTING POLICIES

Our financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles used in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management's application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our consolidated financial statements is critical to an understanding of our financials.

Going Concern

The audited financial statements included with this prospectus have been prepared on the going concern basis which assumes that adequate sources of financing will be obtained as required and that our assets will be realized and liabilities settled in the ordinary course of business. Accordingly, the audited financial statements do not include any adjustments related to the recoverability of assets and classification of assets and liabilities that might be necessary should we be unable to continue as a going concern.

In order to continue as a going concern, we require additional financing. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to continue as a going concern, we would likely be unable to realize the carrying value of our assets reflected in the balances set out in the preparation of the financial statements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as listed below, we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holder, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

On October 14, 2003, we issued 50,000 shares of our common stock at $0.002 per share to Raymond Li, our president, secretary, treasurer and director, in a private placement transaction.

On December 31, 2003, we issued a $10,000 promissory note to acquire the shares of Audiyo, Inc., an Ontario, Canada company, from Raymond Li, our president, secretary, treasurer and director and Simon Au, our Vice President and director and Mr. Patrick Fung. Audiyo, Inc. was owned as to 52% by Simon Au, 33% by Raymond Li and 15% by Patrick Fung.

On March 16, 2004, we issued 4,000,000 shares of our common stock at $0.005 per share to Raymond Li, our president, secretary, treasurer and director, in a private placement transaction.

On March 16, 2004, we issued 2,000,000 shares of our common stock at $0.005 per share to Simon Au, our vice-president and director, in a private placement transaction.

Given that we are a start-up, development stage company, we believe that the terms of the foregoing transactions, and the funds provided thereby, was the only manner by which we could generate the funds required to implement the initial stages of our business plan.

The promoters of our company are our president, secretary, treasurer and one of our directors, Raymond Li, and our vice-president and director, Simon Au.


Neither Raymond Li nor Simon Au, our directors and officers, have received compensation for their time, effort and attention that they give to the affairs of our company.

Our president, Raymond Li, provides management services and office premises to our company. During the year ended December 31, 2003 these services were provided at no charge to our company. However, commencing as of January, 2004, we have accrued management fees of $1,000 per month to Raymond Li as compensation for his services. As at March 31, 2004, we had total accrued management fees totalling $3,000 to Raymond Li. In addition, we have accrued management fees of CDN$1,000 per month, commencing as at June 2003, to Simon Au as compensation for his services. As at March 31, 2004, we had total accrued management fees totalling CDN$9,000 to Simon Au. The accrued amounts do not bear interest and are payable on demand. We sold an aggregate of 6,050,000 shares to Raymond Li and Simon Au at $0.002 and $0.005 per share in October 2003 and March 2004, as noted above.

Given the promissory note and accrued management fees discussed above, and other expenses associated with the funding of our operations, as at March 31, 2004 we have $34,828 due to our directors and officers and/or the directors and officers of our subsidiary. We have $34,828 due to such individuals as follows:

  Simon Au - $16,945 (includes management fees and short term financing, including the purchase of inventory on behalf of Audiyo).
  Ray Li - $8,115 (includes management fees and short term financing, including the purchase of inventory and payment of expenses on behalf of Audiyo).
  Pat Fung $9,768 (includes short term financing, including the purchase of inventory and payment of expenses on behalf of Audiyo).

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is currently no trading market for our common stock. We do not have any common stock subject to outstanding options or warrants and there are no securities outstanding that are convertible into our common stock. None of our issued and outstanding common stock is eligible for sale pursuant to Rule 144 under the Securities Act of 1933. Rule 144, as currently in effect, allows a person who has beneficially owned shares of a company's common stock for at least one year to sell within any three month period a number of shares that does not exceed the greater of:

(1) 1% of the number of shares of the subject company's common stock then outstanding which, in our case, will equal approximately 90,400 shares as of the date of this prospectus; or

(2) the average weekly trading volume of the subject company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the subject company.

Under Rule 144(k), a person who is not one of the subject company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 6,050,000 shares that may be sold pursuant to Rule 144 after March 16, 2004. Accordingly, Rule 144 applies to the 6,050,000 shares except for subparagraph (k) of Rule 144 which does not apply to affiliate shares as described in the preceding paragraph. All shares owned by affiliates will continue to be subject to the resale limitations imposed by Rule 144 for so long as the shareholder remains an affiliate of our company. Three months after such persons cease to be affiliates of our company, sales may be made after the two year period from the issue date without 144 limitations under Rule 144(k).

We are registering 2,990,000 shares of our common stock under the Securities Act of 1933 for sale by the selling securities holders named in this prospectus. The affiliates of our company, Raymond Li, our President, Secretary, Treasurer and director, owns 4,050,000 shares and Simon Au, our Vice-President and director, owns 2,000,000 shares. There are currently 34 holders of record of our common stock.

We have not declared any dividends on our common stock since the inception of our company on October 14, 2003. There is no restriction in our Articles of Incorporation and Bylaws that will limit our ability to pay dividends on our common stock. However, we do not anticipate declaring and paying dividends to our shareholders in the near future.

Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". "Penny stock" is defined to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If we establish a trading market for our common stock, our common stock will most likely be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors." The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities.

EXECUTIVE COMPENSATION

No executive officer of our company received an annual salary and bonus that exceeded $100,000 during the period from inception (October 14, 2003) to December 31, 2003. The following table shows the compensation received by our president for the period from inception (October 14, 2003) to December 31, 2003.

SUMMARY COMPENSATION TABLE
		Annual Compensation			Long Term Compensation (1)
					Awards		Payouts
Name and Principal Position	Year	Salary	Bonus	Other Annual Compen- sation(1)	Securities Underlying Options/ SARs Granted	Restricted Shares or Restricted Share Units	LTIP Payouts	All Other Compen- sation
Raymond Li President, Secretary, Treasurer and Director(2)	2003	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Simon Au Vice President and Director(3)	2003	Cdn$6,000(4) 	Nil	Nil	Nil	Nil	Nil	Nil

(1) The value of perquisites and other personal benefits, securities and property for the executive officers that do not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus is not reported herein.

(2) Raymond Li became our president, secretary and treasurer on October 14, 2003.

(3) Simon Au became our vice president and director on January 1, 2004.

(4) This amount has been accrued to Simon Au as payment for management fees from June, 2003 to the year ended December 31, 2003.

Stock Options and Stock Appreciation Rights

From the date of inception (October 14, 2003) to December 31, 2003 and subsequent to December 31, 2003 up to June 1, 2004, we did not grant any stock options or stock appreciation rights to any of our directors or officers.

Compensation Of Directors

We reimburse our directors for expenses incurred in connection with attending board meetings. We did not pay any other director's fees or other cash compensation for services rendered as a director for the fiscal year ended December 31, 2003 or for the subsequent period ended Mach 31, 2004.

We have no formal plan for compensating our directors for their service in their capacity as directors, although such directors are expected in the future to receive stock options to purchase common shares as awarded by our board of directors or (as to future stock options) a compensation committee which may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. No director received and/or accrued any compensation for their services as a director, including committee participation and/or special assignments.

Employment Contracts and Termination of Employment and Change in Control Arrangements

Other than as set out below, we have not entered into any employment agreement or consulting agreement with our directors and executive officers.

Our president, Raymond Li, provides management services and office premises to our company for $1,000 per month, which compensation will continue to accrue.  Our vice president, Simon Au, provides management services to our company for CDN$1,000 per month, which compensation will continue to accrue.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

REPORTS TO SECURITY HOLDERS

We are not required to deliver an annual report to our stockholders but will voluntarily send an annual report, together with our annual audited financial statements. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.

The public may read and copy any materials filed by us with the SEC at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We are an electronic filer. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The Internet address of the site is http://www.sec.gov.

FINANCIAL STATEMENTS

Our financial statements are stated in United States Dollars (US$) and are prepared in conformity with generally accepted accounting principles of the United States of America.

The following financial statements pertaining to Sound Technology, Inc. are filed as part of this registration statement:

- Audited financial statements for the period from October 14, 2003 (Date of Inception) to December 31, 2003

- Unaudited financial statements for the three month period ended March 31, 2004


SOUND TECHNOLOGY, INC.

(A Development Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS

31 DECEMBER 2003

EXPRESSED IN U.S. FUNDS

Staley, Okada & Partners Chartered Accountants	3rd Floor, 10190 152A Street Surrey, BC Canada V3R 1J7 Tel 604 585-8300 Fax 604 585-8377 info@staleyokada.com www.staleyokada.com

INDEPENDENT AUDITORS' REPORT

To the Director and Shareholder of Sound Technology, Inc.:

We have audited the consolidated balance sheet of Sound Technology, Inc. (a development stage company) as at 31 December 2003 and the consolidated statements of shareholder's deficit, loss and cash flows for the period from incorporation (14 October 2003) to 31 December 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at 31 December 2003 and the results of its operations, shareholder's deficit and its cash flows for the period from incorporation (14 October 2003) to 31 December 2003 in accordance with United States generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As at 31 December 2003, the Company has an accumulated deficit of $3,900. As discussed in Note 1 to the financial statements, additional capital will be necessary to fund the Company's long-term operations. These conditions, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note 1. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

"Staley, Okada & Partners"

Surrey, B.C., Canada	STALEY, OKADA & PARTNERS
13 February 2004	CHARTERED ACCOUNTANTS

Staley Okada & Partners is a member of MSI, a network of Independent professional firms A member of the Institute of Chartered Accountants of British Columbia A partnership of Incorporated professionals; L.M. Okada, Ltd., C.N. Chandler, Ltd., K.A. Scott, Ltd., J.M. Bhagirath, Ltd., L.W.D. Vickers, Ltd., G.S. Traher, Inc., D. Larocque, Ltd.

Sound Technology, Inc. (A Development Stage Company)	Statement 1
Consolidated Balance Sheet
As at 31 December 2003
Expressed in U.S. Funds

ASSETS

Current
Cash and cash equivalents	$2,896
Accounts receivable	336
Prepaid expenses	289
Inventory	11,976

15,497
Goodwill (Note3)	19,117

$34,614

LIABILITIES

Current
Accounts payable and accrued liabilities	$5,614
Due to related parties	22,800

28,414
Promissory Note Payable (Note 3)	10,000

Continued Operations (Note 1)

SHAREHOLDER'S DEFICIT

Share Capital - Statement 2 (Note 5)
Authorized:
75,000,000 common shares with a par value of $.001 per share
Issued and fully paid:
50,000 shares	50
Contributed capital in excess of par, common	50

100
Deficit - Statement 2	(3,900)

(3,800)

$34,614

- See Accompanying Notes -

Sound Technology, Inc. (A Development Stage Company)	Statement 2
Consolidated Statement of Changes in Shareholder's Deficit
Expressed in U.S. Funds

	Common Stock Shares	Common Stock Amount	Deficit Accumulated During the Development Stage	Total

Common shares issued for cash at $0.002 per share - 14 October 2003	50,000	$100	$-	$100
Net loss	-	-	(3,900)	(3,900)

Balance - 31 December 2003	50,000	$100	$(3,900)	$(3,800)

- See Accompanying Notes -

Sound Technology, Inc. (A Development Stage Company)	Statement 3
Consolidated Statement of Loss
For the Period from Incorporation (14 October 2003) to 31 December 2003
Expressed in U.S. Funds

General and Administrative Expenses
Audit and accounting fees	$3,500
Office and miscellaneous	400

Loss for the Period	$(3,900)

Loss per Share - Basic and Diluted	$(0.08)

Weighted Average Common Shares Outstanding	50,000

- See Accompanying Notes -

Sound Technology, Inc. (A Development Stage Company)	Statement 4
Consolidated Statement of Cash Flows
For the Period from Incorporation (14 October 2003) to 31 December 2003
Expressed in U.S. Funds

Cash Resources Provided By (Used In)

Operating Activities
Loss for the period	$(3,900)
Changes in non-cash working capital	6,696

2,796

Financing Activities
Capital contribution	100

Net Increase in Cash	2,896
Cash - Beginning of period	-

Cash - End of Period	$2,896

Supplemental Disclosure for Non-Cash Investing and Financing Activities
Promissory note payable	$10,000
Acquisition of subsidiary	$(10,000)
Net monetary assets (liabilities) acquired on purchase of subsidiary	$(9,117)

- See Accompanying Notes -

Sound Technology, Inc. (A Development Stage Company)
Notes to Financial Statements
31 December 2003
Expressed in U.S. Funds

 1. Organization and Going Concern

Sound Technology, Inc. (the "Company") was incorporated in Nevada, U.S.A. on 14 October 2003.

The Company is a development stage company. At present, management is devoting most of its activities to getting an SB-2 Registration Statement declared effective.

During the year, the Company acquired Audiyo Inc. ("Audiyo"), an Ontario, Canada incorporated company (Note 3). Audiyo is an audio component Internet retailer with an interactive user-friendly website, www.audiyo.com, that enables the DIY (do-it-yourself) hobbyist to build sound systems by themselves at a fraction of the cost. Audiyo's website provides step-by-step process instructions with visuals including tools and components required to building audio projects.

Going Concern and Liquidity Considerations

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As at 31 December 2003, the Company has a loss from operations and an accumulated deficit of $3,900. The Company intends to fund operations through sales and equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending 31 December 2004.

The ability of the Company to emerge from the development stage is dependent upon the Company's successful efforts to raise sufficient capital for the development of Audiyo and then attaining profitable operations.

In response to these problems, management has planned the following actions:

    The Company intends to apply for an SB-2 Registration Statement.

    Management intends to raise additional funds through public or private placement offerings.

    Management expects its increased marketing efforts to result in future sales. There can be no assurances, however, that management's expectations of future sales will be realized.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Sound Technology, Inc. (A Development Stage Company)
Notes to Financial Statements
31 December 2003
Expressed in U.S. Funds

2. Significant Accounting Policies

a) Basis of Consolidation

These consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Audiyo Inc. All intercompany balances and transactions have been eliminated.

b) Fiscal Periods

The Company's fiscal year ends on 31 December.

c) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts and timing of revenues and expenses, the reported amounts and classification of assets and liabilities, and disclosure of contingent assets and liabilities. These estimates and assumptions are based on the Company's historical results as well as management's future expectations. The Company's actual results could vary materially from management's estimates and assumptions.

d) Business Combinations

The Company uses the purchase method of accounting for business combinations. The Company includes the results of operations of the acquired business from the date of acquisition. Net assets of the companies acquired are recorded at their fair value at the date of acquisition. The excess of the purchase price over the fair value of tangible and identifiable intangible net assets acquired is included in goodwill on the accompanying consolidated balance sheets.

e) Risks and Uncertainties

The Company operates in an emerging industry that is subject to market acceptance and technological change. The Company's operations are subject to significant risks and uncertainties, including financial, operational, technological and other risks associated with operating an emerging business, including the potential risk of business failure.

f) Cash and Cash Equivalents

Cash equivalents consist of highly liquid debt instruments purchased with an initial maturity of three months or less.

g) Inventories

Inventories, consisting of products available for sale, are valued at the lower of cost or market value. The Company makes judgments, based on available information, about the likely method of disposition and expected recoverable values of each disposition category. Based on this evaluation, which is applied consistently from period to period, the Company records a valuation allowance to adjust the carrying amount of its inventories to lower of cost or market value.

Cost is determined on a first-in, first-out basis.

Sound Technology, Inc. (A Development Stage Company)
Notes to Financial Statements
31 December 2003
Expressed in U.S. Funds

2. Significant Accounting Policies - Continued

h) Goodwill and other Intangibles

The Company follows Financial Accounting Standards Board ("FASB'') Statement of Financial Accounting Standards ("SFAS'') No. 141, "Business Combinations", and SFAS No. 142, "Goodwill and Other Intangible Assets''. SFAS No. 141 requires business combinations initiated after 30 June 2001 to be accounted for using the purchase method of accounting, and broadens the criteria for recording intangible assets apart from goodwill. SFAS No. 142 requires that purchased goodwill and certain indefinite-lived intangibles no longer be amortized, but instead be tested for impairment at least annually. The Company evaluated its intangible assets and determined that all such assets have determinable lives.

SFAS No. 142 prescribes a two-phase process for impairment testing of goodwill. The first phase screens for impairment; while the second phase (if necessary) measures the impairment. The Company completed its first phase impairment analysis during the year ended 31 December 2003 and found no instances of impairment of its recorded goodwill; accordingly, the second testing phase was not necessary. No subsequent indicators of impairment have been noted by the Company.

i) Revenue Recognition

Revenues are recognized when all of the following criteria have been met: Persuasive evidence for an agreement exists; delivery has occurred; the fee is fixed or determinable; and collectibility is reasonably assured.

j) Foreign Currency Transactions

The Company records all transactions with foreign suppliers in accordance with SFAS No. 57, "Foreign Currency Translation". When an invoice is received, the Company translates these amounts to U.S. dollars at the exchange rate effective on the invoice date. If the exchange rate changes between the time of purchase and the time actual payment is made, a foreign exchange gain or loss results. No significant realized exchange gains or losses were recorded for the period ended 31 December 2003.

Additionally, the Company computes a foreign exchange gain or loss at each balance sheet date on all recorded foreign transactions that have not been settled. The difference between the exchange rate that could have been used to settle the transaction at the date it occurred (the invoice date), and the exchange rate at the balance sheet date, is the unrealized gain or loss recognized in current net income. No significant unrealized exchange gains or losses were recorded as at 31 December 2003.

k) Advertising

The Company expenses the cost of advertising when incurred. Advertising expenses are included in selling, general and administrative expenses in the accompanying statements of operations and approximated $NIL for the periods ended 31 December 2003.

Sound Technology, Inc. (A Development Stage Company)
Notes to Financial Statements
31 December 2003
Expressed in U.S. Funds

2. Significant Accounting Policies - Continued

l) Shipping and Handling Charges

Shipping and handling costs are included in cost of goods sold in the accompanying statements of operations in accordance with Emerging Issues Task Force ("EITF") No. 00-10, "Accounting for Shipping and Handling Fees and Costs". Freight costs for the period ended 31 December 2003 were $NIL.

m) Income Taxes

Income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be recovered.

n) Fair Value of Financial Instruments

The carrying values of the Company's financial instruments, consisting of its cash, accounts receivable, accounts payable, amounts due to related parties and promissory note payable, materially approximated their respective fair values at the balance sheet date due to the immediate or short-term maturity of these financial instruments. The fair value of long-term notes payable is based on current rates at which the Company could borrow funds with similar remaining maturities.

o) Concentrations of Credit Risk

The Company's financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party receivables. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company's management also routinely assesses the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

p) Derivative Financial Instruments

The Company was not a party to any derivative financial instruments during the reported fiscal period.

Sound Technology, Inc. (A Development Stage Company)
Notes to Financial Statements
31 December 2003
Expressed in U.S. Funds

2. Significant Accounting Policies - Continued

q) Segment Reporting

SFAS No. 131, "Disclosures about Segments of an Enterprises and Related Information", changed the way public companies report information about segments of their business in their quarterly reports issued to stockholders. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues and its major customers. The Company currently operates in one segment, as disclosed in the accompanying statement of loss.

r) Stock-Based Compensation

The Company accounts for stock-based compensation issued to employees using the intrinsic value method as prescribed by Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees". Under the intrinsic value method, compensation is the excess, if any, of the fair value of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock. Compensation, if any, is recognized over the applicable service period, which is usually the vesting period. The Financial Accounting Standards Board ("FASB") has issued SFAS No. 123, "Accounting for Stock-Based Compensation", as amended by SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of FASB Statement No. 123" and interpreted by FASB Interpretation No. ("FIN") 44, "Accounting for certain Transactions Involving Stock Compensation, an Interpretation of APB No. 25". This standard, if fully adopted, changes the method of accounting for all stock-based compensation to the fair value method. For stock options and warrants, fair value is determined using an option pricing model that takes into account the stock price at the grant date, the exercise price, the expected life of the option or warrant and the annual rate of quarterly dividends. Compensation expense, if any, is recognized over the applicable service period, which is usually the vesting period.

The adoption of the accounting methodology of SFAS No. 123 for employees is optional and the Company has elected to continue accounting for stock-based compensation issued to employees using APB No. 25; however, pro forma disclosures, as if the Company had adopted the cost recognition requirements under SFAS No. 123, are required to be presented.

As at 31 December 2003, the Company had no stock-based compensation plans nor had it granted options to employees. The Company would account for such grants under the recognition and measurement principles of APB No. 25, and related Interpretations. No stock-based employee compensation cost is reflected in net loss, as no options had been granted.

s) Comprehensive Income

SFAS No. 130, "Reporting Comprehensive Income", establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. For the period ended 31 December 2003, the Company had no items of other comprehensive income. Therefore, net loss equals comprehensive loss for the period ended 31 December 2003.

Sound Technology, Inc. (A Development Stage Company)
Notes to Financial Statements
31 December 2003
Expressed in U.S. Funds

2. Significant Accounting Policies - Continued

t) Earnings per Share

The Company computes net loss per common share using SFAS No. 128, "Earnings Per Share". Basic loss per common share is computed based on the weighted average number of shares outstanding for the period. Diluted loss per share is computed by dividing net loss by the weighted average shares outstanding assuming all dilutive potential common shares were issued. There were no dilutive potential common shares at 31 December 2003. Because the Company has incurred net losses and has no potentially dilutive common shares, basic and diluted loss per share are the same. Additionally, for purposes of calculating diluted loss per share, there were no adjustments to net loss.

u) Treasury Stock

The Company accounts for acquisitions of treasury stock under the cost method. Treasury stock is recorded as a separate component of stockholders' equity at cost, and paid-in capital accounts are not adjusted until the time of sale, retirement or other disposition.

v) Software Costs

The Company's policy is that software development costs related to the product line are charged to expense as incurred in accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed". There were no significant software development costs during the period ended 31 December 2003.

Costs for internal use software, whether developed or obtained, are assessed to determine whether they should be capitalized or expensed in accordance with American Institute of Certified Public Accountants' Statement ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". Capitalized software costs, if any, will be reflected as fixed assets on the statements of financial condition.

w) Recently Issued Accounting Standards Not Yet Adopted (Unaudited)

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure". SFAS No. 148 amends SFAS No. 123, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS No. 148 is effective for fiscal years beginning after 15 December 2002. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after 15 December 2002. The adoption of SFAS No. 148 did not have a material effect on these financial statements.

Sound Technology, Inc. (A Development Stage Company)
Notes to Financial Statements
31 December 2003
Expressed in U.S. Funds

3. Acquisition of Subsidiary

On 31 December 2003, the Company acquired 100 percent of the outstanding common shares of Audiyo. The results of Audiyo's operations have been included in these consolidated financial statements since that date.

The aggregate purchase price was $10,000. The company issued a promissory note in the amount of $10,000 payable to the shareholders of Audiyo. The note bears interest at prime plus 2% per annum, compounded annually and is payable on 31 December 2008. Accordingly, this has been classified as a long-term liability.

The following table summarizes the fair value of the assets acquired and liabilities assumed at the date of acquisition, 31 December 2003:

Cash	$2,796
Accounts receivable	336
Prepaid expenses	289
Inventory	11,976

Total assets acquired	15,397

Accounts payable and accrued liabilities	(2,114)
Due from related parties	(22,400)

Total liabilities assumed	(24,514)

Net liabilities assumed	$(9,117)

As required under the purchase method of accounting the excess of the purchase price for Audiyo over the identifiable assets of Audiyo, $19,117, has been recorded as goodwill.

4. Related Party Balances and Transactions

Related party transactions not disclosed elsewhere in the notes to the consolidated financial statements are as follows:

As at 31 December 2003, amounts due to related parties consists of $400 due to the sole director and officer of the company and $22,400 due to the director and officers of Audiyo.

5. Share Capital

At the date of incorporation, the Company issued 50,000 common shares for total consideration of $100, being $0.001 per share and $0.001 per share for excess consideration over par value.

SOUND TECHNOLOGY, INC.

(A Development Stage Company)

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2004

EXPRESSED IN US FUNDS

Unaudited

 Sound Technology, Inc.
(A Development Stage Company)

Statement 1

Interim Consolidated Balance Sheet

Expressed in US Funds

Unaudited

ASSETS

 As at
March 31, 2004

 As at
December 31,
2003

Current

 Cash and cash equivalents

$

17,540

$

2,896

 Accounts receivable

557

336

 Subscription receivable (Note 5)

29,050

-

 Prepaid expenses

1,792

289

 Inventory

17,453

11,976

66,392

15,497

 Goodwill (Note 3)

19,117

19,117

$

85,509

$

34,614

LIABILITIES

Current

 Accounts payable and accrued liabilities

$

22,607

$

5,614

 Due to related parties (Note 4)

34,828

22,800

57,435

28,414

Promissory Note Payable (Note 3)

10,000

10,000

67,435

38,414

SHAREHOLDER'S EQUITY

Share Capital - Statement 2 (Note 5)

 Authorized:

 75,000,000 common shares with a par value of $0.001 per share

 Issued:

 9,040,000 (2003 - 50,000) shares

9,040

50

 Contributed capital in excess of par, common

36,010

50

45,050

100

Deficit - Statement 2

(26,976)

(3,900)

18,074

(3,800)

$

85,509

$

34,614

- See Accompanying Notes -

 Sound Technology, Inc.
(A Development Stage Company)

Statement 2

Interim Consolidated Statement of Changes in Shareholder's Equity

Expressed in US Funds

Unaudited

 Common
Stock Shares

 Common
Stock Amount

 Deficit
 Accumulated
 During the
 Development
Stage

Total

Common shares issued for cash at $0.002 per share - October 14, 2003

50,000

100

-

100

Net loss

-

-

(3,900)

(3,900)

 Common shares - December 31, 2003

50,000

$

100

$

(3,900)

$

(3,800)

Common shares issued for cash at $0.005 per share - March 16, 2004 to March 30, 2004

8,990,000

44,950

-

44,950

Net loss

-

-

(23,076)

(23,076)

Balance - March 31, 2004

9,040,000

$

45,050

$

(26,976)

$

18,074

- See Accompanying Notes -

 Sound Technology, Inc.
(A Development Stage Company)

Statement 3

Interim Consolidated Statement of Loss

For the Period Ended March 31, 2004

Expressed in US Funds

Unaudited

Revenue

$

1,413

Cost of Goods Sold

911

 Gross Profit

502

General and Administrative Expenses

 Legal fees

15,000

 Management fees

5,276

 Audit and accounting fees

2,607

 Office and miscellaneous

731

 Advertising

595

 Interest and bank charges

297

 Foreign exchange gain

(928)

23,578

 Loss for the Period

$

(23,076)

Loss per Share - Basic and Diluted

$

(0.02)

Weighted Average Common Shares Outstanding

1,071,868

- See Accompanying Notes -

 Sound Technology, Inc.
(A Development Stage Company)

Statement 4

Interim Consolidated Statement of Cash Flows

For the Period Ended March 31, 2004

Expressed in US Funds

Unaudited

Cash Resources Provided By (Used In)

Operating Activities

 Loss for the period

$

(23,076)

 Changes in non-cash working capital

(7,230)

(30,306)

 Financing Activities

 Capital contribution

44,950

 Net Increase in Cash

14,644

 Cash - Beginning of period

2,896

 Cash - End of Period

$

17,540

- See Accompanying Notes -

 Sound Technology, Inc.
(A Development Stage Company)

Notes to Interim Consolidated Financial Statements

March 31, 2004

Expressed in US Funds

Unaudited

1. Organization and Going Concern

Sound Technology, Inc. (the "Company") was incorporated in Nevada, U.S.A. on October 14, 2003.

The Company is a development stage company. At present, management is devoting most of its activities to getting an SB-2 Registration Statement declared effective.

Going Concern and Liquidity Considerations

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As at March 31, 2004, the Company has a loss from operations of $23,076 and an accumulated deficit of $26,970. The Company intends to fund operations through sales and equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending December 31, 2004.

The ability of the Company to emerge from the development stage is dependent upon the Company's successful efforts to raise sufficient capital for the development of Audiyo Inc. (its wholly owned subsidiary) and then attaining profitable operations.

In response to these problems, management has planned the following actions:

    The Company has applied for an SB-2 Registration Statement.

    Management intends to raise additional funds through public or private placement offerings.

    Management expects its increased marketing efforts to result in future sales. There can be no assurances, however, that management's expectations of future sales will be realized.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

 Sound Technology, Inc.
(A Development Stage Company)

Notes to Interim Consolidated Financial Statements

March 31, 2004

Expressed in US Funds

Unaudited

2. Significant Accounting Policies

a) Basis of Consolidation

These interim consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Audiyo Inc. ("Audiyo"). All intercompany balances and transactions have been eliminated.

b) Fiscal Periods

The Company's fiscal year and its subsidiary's fiscal year end on December 31. The Company had no operations for the three months ended March 31, 2003 and therefore, there are no comparative figures for that period.

c) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts and timing of revenues and expenses, the reported amounts and classification of assets and liabilities, and disclosure of contingent assets and liabilities. These estimates and assumptions are based on the Company's historical results as well as management's future expectations. The Company's actual results could vary materially from management's estimates and assumptions.

d) Business Combinations

The Company uses the purchase method of accounting for business combinations. The Company includes the results of operations of the acquired business from the date of acquisition. Net assets of the companies acquired are recorded at their fair value at the date of acquisition. The excess of the purchase price over the fair value of tangible and identifiable intangible net assets acquired is included in goodwill on the accompanying consolidated balance sheet.

e) Risks and Uncertainties

The Company operates in an emerging industry that is subject to market acceptance and technological change. The Company's operations are subject to significant risks and uncertainties, including financial, operational, technological and other risks associated with operating an emerging business, including the potential risk of business failure.

f) Cash and Cash Equivalents

Cash equivalents consist of highly liquid debt instruments purchased with an initial maturity of three months or less.

g) Inventories

Inventories, consisting of products available for sale, are valued at the lower of cost or market value. The Company makes judgments, based on available information, about the likely method of disposition and expected recoverable values of each disposition category. Based on this evaluation, which is applied consistently from period to period, the Company records a valuation allowance to adjust the carrying amount of its inventories to lower of cost or market value.

Cost is determined on a first-in, first-out basis.

 Sound Technology, Inc.
(A Development Stage Company)

Notes to Interim Consolidated Financial Statements

March 31, 2004

Expressed in US Funds

Unaudited

2. Significant Accounting Policies - Continued

h) Goodwill and other Intangibles

The Company follows Financial Accounting Standards Board ("FASB'') Statement of Financial Accounting Standards ("SFAS'') No. 141, "Business Combinations", and SFAS No. 142, "Goodwill and Other Intangible Assets''. SFAS No. 141 requires business combinations initiated after

June 30, 2001 to be accounted for using the purchase method of accounting, and broadens the criteria for recording intangible assets apart from goodwill. SFAS No. 142 requires that purchased goodwill and certain indefinite-lived intangibles no longer be amortized, but instead be tested for impairment at least annually. The Company evaluated its intangible assets and determined that all such assets have determinable lives.

SFAS No. 142 prescribes a two-phase process for impairment testing of goodwill. The first phase screens for impairment; while the second phase (if necessary) measures the impairment. The Company completed its first phase impairment analysis during the year ended December 31, 2003 and found no instances of impairment of its recorded goodwill; accordingly, the second testing phase was not necessary. No subsequent indicators of impairment have been noted by the Company.

i) Revenue Recognition

Revenues are recognized when all of the following criteria have been met: Persuasive evidence for an agreement exists; delivery has occurred; the fee is fixed or determinable; and collectibility is reasonably assured.

j) Foreign Currency Transactions

The Company records all transactions with foreign suppliers in accordance with SFAS No. 57, "Foreign Currency Translation". When an invoice is received, the Company translates these amounts to U.S. dollars at the exchange rate effective on the invoice date. If the exchange rate changes between the time of purchase and the time actual payment is made, a foreign exchange gain or loss results. No significant realized exchange gains or losses were recorded for the period ended March 31, 2004.

Additionally, the Company computes a foreign exchange gain or loss at each balance sheet date on all recorded foreign transactions that have not been settled. The difference between the exchange rate that could have been used to settle the transaction at the date it occurred (the invoice date), and the exchange rate at the balance sheet date, is the unrealized gain or loss recognized in current net income. No significant unrealized exchange gains or losses were recorded as at March 31, 2004.

k) Advertising

The Company expenses the cost of advertising when incurred.

 Sound Technology, Inc.
(A Development Stage Company)

Notes to Interim Consolidated Financial Statements

March 31, 2004

Expressed in US Funds

Unaudited

2. Significant Accounting Policies - Continued

l) Shipping and Handling Charges

Shipping and handling costs are included in cost of goods sold in the accompanying statements of operations in accordance with Emerging Issues Task Force ("EITF") No. 00-10, "Accounting for Shipping and Handling Fees and Costs". Freight costs for the period ended March 31, 2004 were $NIL.

m) Income Taxes

Income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be recovered.

n) Fair Value of Financial Instruments

The carrying values of the Company's financial instruments, consisting of its cash, accounts receivable, accounts payable, amounts due to related parties and promissory note payable, materially approximated their respective fair values at the balance sheet date due to the immediate or short-term maturity of these financial instruments. The fair value of long-term notes payable is based on current rates at which the Company could borrow funds with similar remaining maturities.

o) Concentrations of Credit Risk

The Company's financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party receivables. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company's management also routinely assesses the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

p) Derivative Financial Instruments

The Company was not a party to any derivative financial instruments during the reported fiscal period.

 Sound Technology, Inc.
(A Development Stage Company)

Notes to Interim Consolidated Financial Statements

March 31, 2004

Expressed in US Funds

Unaudited

2. Significant Accounting Policies - Continued

q) Segment Reporting

SFAS No. 131, "Disclosures about Segments of an Enterprises and Related Information", changed the way public companies report information about segments of their business in their quarterly reports issued to stockholders. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues and its major customers. The Company currently operates in one segment, as disclosed in the accompanying statement of loss.

r) Stock-Based Compensation

The Company accounts for stock-based compensation issued to employees using the intrinsic value method as prescribed by Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees". Under the intrinsic value method, compensation is the excess, if any, of the fair value of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock. Compensation, if any, is recognized over the applicable service period, which is usually the vesting period. The FASB has issued SFAS No. 123, "Accounting for Stock-Based Compensation", as amended by SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of FASB Statement No. 123" and interpreted by FASB Interpretation No. ("FIN") 44, "Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB No. 25". This standard, if fully adopted, changes the method of accounting for all stock-based compensation to the fair value method. For stock options and warrants, fair value is determined using an option pricing model that takes into account the stock price at the grant date, the exercise price, the expected life of the option or warrant and the annual rate of quarterly dividends. Compensation expense, if any, is recognized over the applicable service period, which is usually the vesting period.

The adoption of the accounting methodology of SFAS No. 123 for employees is optional and the Company has elected to continue accounting for stock-based compensation issued to employees using APB No. 25; however, pro forma disclosures, as if the Company had adopted the cost recognition requirements under SFAS No. 123, are required to be presented.

As at March 31, 2004, the Company had no stock-based compensation plans nor had it granted options to employees. The Company would account for such grants under the recognition and measurement principles of APB No. 25, and related Interpretations. No stock-based employee compensation cost is reflected in net loss, as no options had been granted.

s) Comprehensive Income

SFAS No. 130, "Reporting Comprehensive Income", establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. For the period ended March 31, 2004, the Company had no items of other comprehensive income. Therefore, net loss equals comprehensive loss for the period ended March 31, 2004.

 Sound Technology, Inc.
(A Development Stage Company)

Notes to Interim Consolidated Financial Statements

March 31, 2004

Expressed in US Funds

Unaudited

2. Significant Accounting Policies - Continued

t) Earnings per Share

The Company computes net loss per common share using SFAS No. 128, "Earnings Per Share". Basic loss per common share is computed based on the weighted average number of shares outstanding for the period. Diluted loss per share is computed by dividing net loss by the weighted average shares outstanding assuming all dilutive potential common shares were issued. There were no dilutive potential common shares at March 31, 2004. Because the Company has incurred net losses and has no potentially dilutive common shares, basic and diluted loss per share are the same. Additionally, for purposes of calculating diluted loss per share, there were no adjustments to net loss.

u) Treasury Stock

The Company accounts for acquisitions of treasury stock under the cost method. Treasury stock is recorded as a separate component of stockholders' equity at cost, and paid-in capital accounts are not adjusted until the time of sale, retirement or other disposition.

v) Software Costs

The Company's policy is that software development costs related to the product line are charged to expense as incurred in accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed". There were no significant software development costs during the period ended March 31, 2004.

Costs for internal use software, whether developed or obtained, are assessed to determine whether they should be capitalized or expensed in accordance with American Institute of Certified Public Accountants' Statement ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". Capitalized software costs, if any, will be reflected as fixed assets on the statements of financial condition.

w) Recently Adopted Accounting Standards

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure". SFAS No. 148 amends SFAS No. 123, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS No. 148 is effective for fiscal years beginning after December 15, 2002. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of SFAS No. 148 did not have a material effect on these financial statements.

 Sound Technology, Inc.
(A Development Stage Company)

Notes to Interim Consolidated Financial Statements

March 31, 2004

Expressed in US Funds

Unaudited

3. Acquisition of Subsidiary

On December 31, 2003, the Company acquired 100 percent of the outstanding common shares of Audiyo. The results of Audiyo's operations have been included in these consolidated financial statements since that date.

The aggregate purchase price was $10,000. The company issued a promissory note in the amount of $10,000 payable to the shareholders of Audiyo. The note bears interest at prime plus 2% per annum, compounded annually and is payable on December 31, 2008. Accordingly, this has been classified as a long-term liability.

The following table summarizes the fair value of the assets acquired and liabilities assumed at the date of acquisition, December 31, 2003:

Cash

$

2,796

Accounts receivable

336

Prepaid expenses

289

Inventory

11,976

Total assets acquired

15,397

Accounts payable and accrued liabilities

(2,114)

Due from related parties

(22,400)

Total liabilities assumed

(24,514)

Net liabilities assumed

$

(9,117)

As required under the purchase method of accounting the excess of the purchase price for Audiyo over the identifiable assets of Audiyo, $19,117 has been recorded as goodwill.

4. Related Party Balances and Transactions

Related party transactions not disclosed elsewhere in the notes to the consolidated financial statements are as follows:

As at March 31, 2004, amounts due to related parties consists of $3,400 (December 31, 2003 - $400) due to a director and officer of the Company and $31,428 (December 31, 2003 - $22,400) due to the director and officers of Audiyo.

During the period, management fees of $3,000 were accrued to a director and officer of the Company.

During the period, management fees of CDN$3,000 were accrued to a director and officer of Audiyo.

 Sound Technology, Inc.
(A Development Stage Company)

Notes to Interim Consolidated Financial Statements

March 31, 2004

Expressed in US Funds

Unaudited

  5. Share Capital

  At the date of incorporation, the Company issued 50,000 common shares for total consideration of $100, being $0.001 per share and $0.001 per share for excess consideration over par value.

  6,000,000 common shares were issued on March 16, 2004 for a total consideration of $60,000, being $0.001 per share and $0.004 per share for excess consideration over par value.

  A further 2,990,000 common shares were issued on March 30, 2004 for a total consideration of $14,950, being $0.001 per share and $0.004 per share for excess consideration over par value. Of these, 420,000 common shares were issued to relatives of directors and officers of the Company.

  Of the total proceeds of $44,950 raised through the share issuances during the period, $29,050 was received subsequent to period end and has been accounted for as Subscriptions Receivable.


  WHERE YOU CAN FIND MORE INFORMATION

   We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.

   You may also read and copy any materials we file with the Securities and Exchange Commission at the SEC's public reference room at 450 Fifth Street N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

   We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. You may review a copy of the registration statement at the SEC's public reference room. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC's website at http://www.sec.gov.

   No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Sound Technology, Inc. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

  DEALER PROSPECTUS DELIVERY OBLIGATION

   Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions

  PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

  Item 24 INDEMNIFICATION OF DIRECTORS AND OFFICERS

   Nevada corporation law provides that:

  - a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

  - a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

  - to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

   We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

  - by our stockholders;

  - by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

  - if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

  - if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

  - by court order.

   Our Articles of Incorporation provide that no director or officer shall be personally liable to our company or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of such director or officer unless such acts or omissions involve: (i) a breach of the director's duty of loyalty to our company and our stock holders, (ii) bad faith, intentional misconduct or a knowing violation of law, (iii) the payment of dividends in violation of the General Corporate Law of Nevada, or (iv) any transaction from which the director derived an improper personal benefit.

   Our Bylaws provide we have the power to indemnify, to the greatest allowable extent permitted under the General Corporate Laws of Nevada, directors or officers of our company for any duties or obligations arising out of any acts or conduct of the officer or director performed for or on behalf of our company. We will reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the General Corporate Law of Nevada.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  Item 25 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

   The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling stockholder. All of the amounts shown are estimates, except for the SEC Registration Fees.

SEC registration fees

$56.82

Printing and engraving expenses

$1,000(1)

Accounting fees and expenses

$5,000(1)

Legal fees and expenses

$15,000(1)

Transfer agent and registrar fees

$1,000(1)

Fees and expenses for qualification under state securities laws

$0

Miscellaneous

$1,000(1)

Total

$23,056.82

  (1) We have estimated these amounts

  Item 26 RECENT SALES OF UNREGISTERED SECURITIES

   On October 14, 2003, we issued 50,000 common shares to Raymond Li at an offering price of $0.002 per share for gross offering proceeds of $100 in an offshore transaction pursuant to Rule 903 of Regulation S of the Securities Act of 1933. On March 16, 2004, we issued 4,000,000 shares to Raymond Li at an offering price of $0.005 per share for gross offering proceeds of $20,000 in an offshore transaction relying on Rule 903 of Regulation S and/or Section 4(2) of the Securities Act of 1933. Raymond Li is not a U.S. person as that term is defined in Regulation S. No directed selling efforts were made in the United States by Sound Technology, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3 of Rule 903 of Regulation S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available. The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the Securities Act of 1933.

   On March 16, 2004, we issued 2,000,000 shares to Simon Au at an offering price of $0.005 per share for gross offering proceeds of $10,000 in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933. Simon Au is not a U.S. person as that term is defined in Regulation S. No directed selling efforts were made in the United States by Sound Technology, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3 of Rule 903 of Regulation S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available. The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the Securities Act of 1933.

   On March 30, 2004, we issued 2,990,000 common shares to the following 32 subscribers at an offering price of $0.005 per share for gross offering proceeds of $14,950 in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933. None of the subscribers were U.S. persons at that term is defined in Regulation S. No directed selling efforts were made in the United States by Sound Technology, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3 of Rule 903 of Regulation S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available. The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the Securities Act of 1933.

Name of Stockholder

 Number of Common
Shares Subscribed

Sophie Au

50,000

Lai Ming Back

30,000

Michael Poseiro

90,000

Manny Fong

40,000

Tsz Choi Chou

60,000

Shirley Fung

45,000

Jean Yang

75,000

Kevin Chu

200,000

Danny Dere

30,000

Kenny Li

90,000

Nelson Tam

40,000

Albert Lee

70,000

Michael Too

80,000

Raymond Too

90,000

Brenda Too

60,000

42

Kevin Fung

200,000

Nicolas Penn

105,000

Richard Lee

80,000

Hei Lai Chan

200,000

Kwok Hong Yu

90,000

Awais Khan

65,000

Linda Fong

110,000

Ellie Gee

200,000

Antonio Mastrangelo

40,000

Chung Yu

140,000

Lai Chun Too

150,000

Wayne Douglas

60,000

Nicolas Chakkour

100,000

Allan Dere

200,000

Seng Sorivanh Oudomseng

50,000

Luc Desjardins

50,000

Hei Yin Chan

100,000

  Item 27 EXHIBITS

   The following Exhibits are filed with this Prospectus:

 Exhibit
Number

Description

3.1

Articles of Incorporation Incorporated by reference from our Registration Statement on Form SB-2 filed on April 29, 2004)

3.2

Bylaws (Incorporated by reference from our Registration Statement on Form SB-2 filed on April 29, 2004)

5.1

Opinion of Clark, Wilson regarding the legality of the securities being registered.

10.1

  Share Purchase Agreement, dated December 31, 2003 between Sound Technology, Inc., Raymond Li, Simon Au and Patrick Fung  (Incorporated by reference from our Registration Statement on Form SB-2 filed on April 29, 2004)

10.2

Promissory Note, dated December 31, 2003 from Sound Technology, Inc.  (Incorporated by reference from our Registration Statement on Form SB-2 filed on April 29, 2004)

10.3

Subscription Agreement, dated October 14, 2003, between Sound Technology Inc. and Raymond Li (Incorporated by reference from our Registration Statement on Form SB-2 filed on April 29, 2004)

10.4

Subscription Agreement, dated March 16, 2004, between Sound Technology Inc. and Raymond Li  (Incorporated by reference from our Registration Statement on Form SB-2 filed on April 29, 2004)

10.5

Subscription Agreement, dated March 16, 2004, between Sound Technology Inc. and Simon Au  (Incorporated by reference from our Registration Statement on Form SB-2 filed on April 29, 2004)

43

10.6

  Form of Subscription Agreement between Sound Technology Inc. and each of the following persons  (Incorporated by reference from our Registration Statement on Form SB-2 filed on April 29, 2004):

Name

 Amount of Common Shares
Purchased at $0.005 per Share

Sophie Au

50,000

Lai Ming Back

30,000

Michael Poseiro

90,000

Manny Fong

40,000

Tsz Choi Chou

60,000

Shirley Fung

45,000

Jean Yang

75,000

Kevin Chu

200,000

Danny Dere

30,000

Kenny Li

90,000

Nelson Tam

40,000

Albert Lee

70,000

Michael Too

80,000

Raymond Too

90,000

Brenda Too

60,000

Kevin Fung

200,000

Nicolas Penn

105,000

Richard Lee

80,000

Hei Lai Chan

200,000

Kwok Hong Yu

90,000

Awais Khan

65,000

Linda Fong

110,000

Ellie Gee

200,000

Antonio Mastrangelo

40,000

Chung Yu

140,000

Lai Chun Too

150,000

Wayne Douglas

60,000

Nicolas Chakkour

100,000

Allan Dere

200,000

Seng Sorivanh Oudomseng

50,000

Luc Desjardins

50,000

Hei Yin Chan

100,000

10.7

Distribution Agreement dated May 15, 2004 between Sound Technology Inc. and Danish Audio Connect

21.

 Subsidiaries of Sound Technology, Inc.

Audiyo, Inc. (British Columbia)

23.1

Consent of Staley, Okada and Partners, Chartered Accountants

  Item 28 UNDERTAKINGS

   The undersigned company hereby undertakes that it will:

  (1) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include:

  (a) any prospectus required by Section 10(a)(3) of the Securities Act;

  (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (c) any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement;

  (2) for the purpose of determining any liability under the Securities Act, each of the post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

  (3) remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, our company has been advised that in the opinion of the Commission that type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against said liabilities (other than the payment by our company of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

  SIGNATURES

   In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia, Canada, on June 18, 2004.

  SOUND TECHNOLOGY, INC.

  /s/ Raymond Li

By: Raymond Li, President, Secretary, Treasurer and Director

(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Dated: June 18, 2004

  POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Raymond Li as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

  Signatures

  /s/ Raymond Li

By: Raymond Li, President, Secretary, Treasurer and Director

(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Dated:  June 18, 2004

  /s/ Simon Au

By: Simon Au, Vice-President and Director

Dated: June 18, 2004